As filed with the Securities and Exchange Commission on January 8, 2009

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Securitized Asset Backed Receivables LLC

(Depositor)

(Exact Name of Registrant as Specified in its Charter)

Delaware	37-1472598
(State or other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1201 North Orange Street

Suite 800

Wilmington, DE 19801

(302) 884-6746

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David S. Katz, Esq.

Mark R. Riccardi, Esq.

Orrick, Herrington & Sutcliffe LLP

Columbia Center

1152 15th Street, N.W.

Washington, D.C. 20005

(202) 339-8400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(a)	Proposed maximum offering price per unit(b)	Proposed maximum aggregate offering price(b)	Amount of registration fee
Notes	$1,000,000	100%	$1,000,000	$39.30

(a)	With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b)	Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall subsequently become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

This Registration Statement includes a form of base prospectus and a representative form of prospectus supplement to the base prospectus relating to the offering by Securitized Asset Backed Receivables LLC, in its capacity as Depositor, of one or more series of notes representing beneficial ownership interests in a trust, the assets of which will consist primarily of securities issued by eligible institutions under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (the “TLG Program”) and will be guaranteed under the TLG Program.

The forms of prospectus and prospectus supplement each contain bracketed provisions appropriate to the various types of notes issued by the trust; each set of alternate bracketed language, when combined with the form of base prospectus and form of prospectus supplement, constitutes a separate prospectus.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED JANUARY 8, 2009

PROSPECTUS SUPPLEMENT

(To prospectus dated [            ] [•], 2009)

$[•]

Guaranteed Debt-Backed Notes, Series A

Guaranteed Debt Centralized Issuance Trust

Issuing Entity

Securitized Asset Backed Receivables LLC

Depositor and Sponsor

	Original Principal Amount			Interest Rate	Maturity Date
Series A [Fixed]/[Floating] Rate Notes	$	[	•]	[[•]-month LIBOR plus] [•]%	[ ] [ ], 20[ ]

The Series A notes represent beneficial ownership interests in the issuing entity, whose assets consist primarily of a pool of senior unsecured debt securities of eligible entities that are guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) under the Temporary Liquidity Guarantee Program (the “TLG Program”) and the other money and investments held by the trustee on behalf of the issuing entity. The FDIC guarantee is backed by the full faith and credit of the United States pursuant to the TLG Program. Guaranteed debt obligations held by the issuing entity are referred to herein as “underlying guaranteed securities.”

The Series A notes will be rated [“Aaa” by Moody’s Investors Service, Inc.], [“AAA” by Fitch Ratings] and [“AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.]

The issuing entity is a New York common law trust that will issue notes of one or more series. In the future, the issuing entity may issue additional series of notes and additional notes of existing series, including the Series A notes. The Series A notes are not obligations of the sponsor, the depositor, any of their affiliates or of the FDIC or any other governmental entity. No insurance or guarantee of the notes will be provided by any governmental agency or instrumentality, by any affiliate of the issuing entity, by any insurance company or by any other person or entity.

None of the Securities and Exchange Commission, the FDIC, any state securities commission or any other governmental authority has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

You should consider carefully the “Risk Factors” beginning on page S-7 of this prospectus supplement and on page [•] of the accompanying prospectus.

The Series A notes are [fixed]/[floating] rate notes and will receive [semi-annual]/[quarterly/monthly] distributions on the [•]th day of each [[            ] and [            ]]/[[            ], [            ], [            ] and [            ]/[calendar month]], as described in this prospectus supplement, commencing [            ] [•], 2009.

The Series A notes will be available for purchase in minimum denominations of $[•] and integral multiples of $[•].

[The notes will not be listed on any securities exchange. Currently there is no public market for the notes.] [The depositor intends to apply to list the Series A notes on the [            ] Exchange. There can be no assurance that this listing will be obtained. The issuance and settlement of the Series A notes is not conditioned on the listing of the notes on the [            ] Exchange.]

The underwriters named below are offering the notes subject to the satisfaction of certain conditions. The notes will be delivered in book-entry form only on or about [            ] [•], 2009.

	Price to Public	Underwriting Discount	Proceeds to Issuing Entity(1)
Per Note	$[•]	$[•]	$[•]
Total	$[•]	$[•]	$[•]

(1)	Before deducting expenses estimated to be approximately $[•].

Barclays Capital

Keefe, Bruyette & Woods

[            ] [•], 2009

Important Notice About Information Presented in the Prospectus Supplement

and the Accompanying Prospectus

We provide information to you about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the accompanying prospectus and this prospectus supplement in full to obtain information concerning the notes.

Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Glossary of Terms” beginning on page [•] in the accompanying prospectus.

[The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.]

Special Note Regarding Forward Looking Statements

Statements in this prospectus supplement and the accompanying prospectus, including those concerning expectations as to the ability of the issuing entity to purchase underlying guaranteed securities, to structure and to issue competitive securities and to make distributions on the notes, and certain other information presented in this prospectus supplement and the accompanying prospectus, constitute “forward looking statements,” which represent the depositor’s expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus.

[European Economic Area]

[This section only applicable in a European offering.]

[In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

i

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.]

Prospectus Supplement

Summary of Parties to the Transaction

This chart provides only a simplified overview of the relations between the principal parties to the transaction.

Affiliations, Certain Relationships and Related Transactions

Securitized Asset Backed Receivables LLC, the depositor and sponsor, is a wholly-owned, special-purpose subsidiary of Barclays Bank PLC. Barclays Bank PLC is an affiliate of Barclays Capital Inc., one of the underwriters of the notes offered by this prospectus supplement. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the depositor, the underlying obligors and their respective affiliates.

There are no business relationships, agreements, arrangements, transactions or understandings entered into outside the ordinary course of business or on terms other than those that would be obtained in an arm’s length transaction with an unrelated third party that are material to noteholders other than as described in this prospectus supplement and the accompanying prospectus between or among the sponsor, the depositor and the issuing entity and any other principal party.

Summary of Terms

The following summary is a very general overview of the terms of the notes and does not contain all of the information that you need to consider in making your investment decision.

Before deciding to purchase the notes, you should read carefully the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus in full.

This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward Looking Statements” in this prospectus supplement and in the accompanying prospectus.

Principal Parties

Issuing Entity

•	Guaranteed Debt Centralized Issuance Trust

Depositor and Sponsor

•

Securitized Asset Backed Receivables LLC, the depositor and sponsor, is a limited liability company organized under the laws of Delaware. The principal executive office of the depositor is located at 1201 North Orange Street, Suite 800, Wilmington, Delaware 19801, and its telephone number is (302) 884-6746. The depositor is a direct wholly-owned subsidiary of Barclays Bank PLC. The depositor will not have any business operations other than securitizing assets and related activities. For further information regarding the depositor, see “The Depositor” in the accompanying prospectus.

Trustee

•	[Trustee Bank]

Underwriters for the Series A Notes

•	Barclays Capital

•	Keefe, Bruyette & Woods

Closing Date

The closing date for this offering of notes is expected to be on or about [            ] [•], 2009.

Description of the Series A Notes

General

This issuing entity is offering Series A [Fixed]/[Floating] Rate Notes with an aggregate principal amount of $[•] (the “Series A notes”). The Series A notes will be issued by the terms of the trust agreement and a series supplement dated the closing date.

The Series A notes represent the right to receive distributions derived primarily from amounts collected on the underlying guaranteed securities in a group designated as “Group A underlying guaranteed securities.”

Denominations

The Series A notes will be available for purchase in minimum denominations of $[•] and integral multiples of $[•].

Payments on the Series A Notes

You will be entitled to receive distributions of interest on your Series A notes in arrears on the [•]th day of each [[            ] and [            ]]/[[            ], [            ], [            ] and [            ]/[calendar month]]

until the principal amount of the Series A notes has been distributed in full. We refer to these distribution dates as “distribution dates.” If any distribution date is not a business day, the distribution date will be the next business day [, unless such distribution date falls in the next calendar month, in which case the distribution date will be the first preceding day that is a business day]. The initial distribution date will be [            ] [•], 2009.

Distributions on the Series A notes will be made to the record holders of the Series A notes as of the close of business on the record date, which is the business day before the related distribution date.

If any payments are received by the trustee from the FDIC in connection with its guarantee of a Group A underlying guaranteed security that relates to a payment of interest or principal the scheduled payment date of which has past, the issuing entity will distribute the guarantee payment to the Series A noteholders not later than the next business day, and will not wait until the next scheduled distribution date.

Interest Distributions

The Series A notes will bear interest at an annual rate equal to [[•]-month LIBOR, except for the initial interest accrual period, plus] [•]%.

[Interest on the Series A notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.] [Fixed rate notes only]

[The trustee will determine the rate of interest on the Series A notes on the second London banking day prior to the start of the applicable interest accrual period. Interest on the Series A notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360. For the initial interest accrual period, the trustee will determine the interest rate for the Series A notes by using the formula described under “Description of the Series A Notes—Distributions of Interest” in this prospectus supplement. “London banking day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.] [Floating rate notes only]

Interest accrued on the principal amount of the Series A notes during each interest accrual period will be distributed on the related distribution date to the extent of funds available for that purpose.

The FDIC will not pay any additional interest or penalty amounts in respect of any event of default on the underlying guaranteed securities or any delay resulting from a failure of the underlying obligor or the FDIC to make timely payment of principal or interest. See “Description of the FDIC TLG Program—Terms of the FDIC Guarantee” in the accompanying prospectus. Therefore, any resulting delays on distributions to the noteholders will not result in any additional or penalty interest owing to the noteholders or any acceleration of the notes.

Interest Accrual Periods

The initial interest accrual period for the Series A notes begins on the closing date and ends on [            ] [•], 2009.

For each distribution date, the interest accrual period will begin on the prior distribution date and end on the day before such distribution date.

Calculation Agent

The issuing entity has appointed the trustee to serve as calculation agent with respect to the Series A notes.

Principal Distributions

The Series A notes are expected to be paid in full on the distribution date in [            ] 20[    ]. We refer to this date as the maturity date of the Series A notes.

However, distributions of principal will be made on the Series A notes only upon receipt by the issuing entity of principal payments (or FDIC guarantee payments representing principal) on the Group A underlying guaranteed securities as described below in “Description of the Series A Notes—Flow of Funds.” We expect to receive principal payments on the Group A underlying guaranteed securities on [•], 200[•] in an aggregate amount equal to the outstanding principal balance of such underlying guaranteed securities, and to distribute such amounts to the holders of the notes on the maturity date of the Series A notes.

Redemption

The Series A notes will not be redeemable, in whole or in part, prior to the maturity date. However, distributions of principal on the Series A notes may be accelerated upon the occurrence of certain events of default if the noteholders elect to accelerate payments on the Series A notes. See “Summary of the Trust Agreement Provisions—Events of Default” in the accompanying prospectus.

The Acquisition Account

The proceeds from the sale of the Series A notes will be deposited into the Acquisition Account, of which approximately $[•] will be used on the closing date by the issuing entity to purchase Series A underlying guaranteed securities, and $[•] will be used to pay costs of issuance and the upfront trustee fees. See “The Issuing Entity-Fees and Expenses of the Issuing Entity” in this series supplement.

The Collection Account

The trustee will deposit into the Collection Account all payments derived from underlying guaranteed securities, including the Group A underlying guaranteed securities, and any other amounts received by the trustee.

The Series A Distribution Account

The Series A Distribution Account will be used for distributions of principal and interest on the Series A notes and other trust agreement obligations as described below under “Description of the Series A Notes—Flow of Funds.”

Flow of Funds for Series A Notes

On each distribution date, the trustee will transfer from the Collection Account to the Series A Distribution Account an amount equal to all amounts of principal and interest from the Group A underlying guaranteed securities since the immediately preceding distribution date, together with earnings thereon, any amounts received in connection with payments made pursuant to the TLG Program since the immediately preceding distribution date, and any excess amounts available to the issuing entity after required distributions on other series of notes.

On each distribution date, money in the Series A Distribution Account will be used to make the following distributions, to the extent funds are available, as shown in the chart beginning on the following page. Certain distributions listed below will not be made unless and until a future series of notes is issued. The chart is a simplified representation of cash flows and distributions. See “Description of the Series A Notes—Flow of Funds” in this prospectus supplement for a more detailed description of distributions.

Flow of Funds

Guaranteed Debt Centralized Issuance Trust
Holder of the underlying guaranteed securities
Collection Account
Collections on underlying guaranteed securities
Series A Distribution Account
Amounts allocated to the Series A Notes
Distribution Accounts of other Series*
Amounts allocated to other series
Holders of the Series A Notes
Interest on the Series A Notes for the preceding interest accrual period
Holders of the of notes of other series
Interest and principal on additional series of notes in accordance with series supplements
Holders of the Series A Notes
Principal of the Series A Notes if due
Distribution Accounts of other Series
Excess amounts, to the extent required to make up any shortfalls on other series of notes
Distribution Accounts of other Series
Excess amounts, to the extent required to make up any shortfalls on other series of notes
Any excess, to be applied as provided in the related series supplement
Trustee
Any excess

*	The Series A notes are the first series of notes being issued by the issuing entity. Each other series, when issued, will have a separate Distribution Account. Amounts on deposit in the Collection Account will be allocated to each such series and will be transferred to the related Distribution Account for payment of interest, principal and other amounts as specified in the trust agreement and the related series supplement.

Following an event of default and acceleration of the Series A notes, the Group A underlying guaranteed securities may be liquidated and proceeds of such liquidation will be distributed to the noteholders, as further described in “Summary of the Trust Agreement Provisions—Events of Default” in the accompanying prospectus and “Description of the Series A Notes—Series A Distribution Account” below.

Subsequent Offerings of Notes

The Series A notes are the first series of notes being issued by this trust. The issuing entity is a master trust that may in the future issue additional Series A notes before [            ] [•], 2009, and additional series of notes on or before June 30, 2009, or such later date as the FDIC may designate as the final issuance date under the TLG Program. The net proceeds received from issuing additional notes will be used to purchase additional underlying guaranteed securities from eligible entities. If any such additional underlying guaranteed securities are designated as Group A underlying guaranteed securities by the issuing entity, then additional Series A notes will be issued at that time in an aggregate face amount equal to the principal amount of these new Group A underlying guaranteed securities purchased by the issuing entity.

Additional Series A notes will be issued only if each rating agency then rating the Series A notes confirms that such issuance will not result in any reduction or withdrawal of any rating then assigned to the Series A notes. Series A noteholders will not be entitled to notice or consent of any future issuance, except that after such notes have been issued, Series A noteholders will receive notice of such issuance in the periodic statements available to the noteholders. Any such additional Series A notes issued will rank pari passu with the Series A notes issued prior to such addition. See “Subsequent Offerings of Series A Notes” in this prospectus supplement for a more detailed description of the issuance of additional Series A notes.

Book Entry Registration

You will not receive Series A notes in physical form. Instead, your Series A notes will be in book entry form and registered in the name of Cede & Co., as the nominee of the Depository Trust Company. See “Book-Entry Registration” in the accompanying prospectus for more information.

Underlying Guaranteed Securities

All of the underlying guaranteed securities that we purchase with the proceeds of the Series A notes and any future series of notes, are or will be guaranteed under the TLG Program and are or will be held by the trustee on behalf of the issuing entity to make distributions on the various series of notes issued under the trust agreement. For a list of underlying obligors and summary of the material terms of all underlying guaranteed securities, see Appendix I to this Prospectus Supplement.

Underlying Obligors

Each of the underlying guaranteed securities will be issued by an underlying obligor that is an eligible entity. “Eligible entity” means an FDIC-insured depository institution, any U.S. bank holding company or financial holding company, and any U.S. savings and loan holding company that either engages only in activities that are permissible for financial holding companies to conduct under section (4)(k) of the Bank Holding Company Act of 1956 (“BHCA”) or has at least one insured depository institution subsidiary that is the subject of an application that was pending on October 13, 2008, pursuant to section 4(c)(8) of the BHCA, or any other affiliate of an insured depository institution that the FDIC, after written request and positive recommendation by the appropriate Federal banking agency, designates as an eligible entity under the TLG Program. In addition, each underlying obligor will represent to the depositor in the securities purchase agreement pursuant to which the depositor acquires the underlying guaranteed securities, that it is, as of the date of such securities purchase agreement, a “well-capitalized” institution within the meaning of applicable statutes and regulations.

Federal Income Tax Considerations

For a discussion of U.S. federal income tax considerations involved in purchasing Series A notes, see “Certain Federal Income Tax Considerations” in the accompanying prospectus.

ERISA Considerations

For a discussion of ERISA considerations, see “ERISA Considerations” in this prospectus supplement.

Ratings

It is a condition to the issuance of the Series A notes that the notes are rated [“Aaa” by Moody’s Investors Service, Inc.,] [“AAA” by Fitch Ratings,] and [“AAA” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.] A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The rating addresses the likelihood of the receipt by holders of the Series A notes of distributions required under the trust agreement, and are based primarily on the FDIC guarantee and the legal structure. See “Ratings” in this prospectus supplement.

[Listing]

[The notes will not be listed on any securities exchange. Currently there is no public market for the notes.] [The depositor intends to apply to list the Series A notes on the [            ] Exchange. There can be no assurance that this listing will be obtained or that trading of the Series A notes, once listed, will continue to be eligible for trading on the [            ] Exchange. The issuance and settlement of the Series A notes is not conditioned on the listing of the notes on the [            ] Exchange.]

CUSIP Number

•	Series A notes: [•]

International Securities Identification Number (ISIN)

•	Series A notes: [•]

Risk Factors

The discussion under the heading “Risk Factors” in the accompanying prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

Current economic conditions may affect repayment of the notes.

Recently, the United States has begun a period of economic slowdown and recession that may adversely affect the performance and market value of your notes. Rising unemployment, decreases in home values and lack of available credit may lead to increased default rates among mortgages and consumer receivables. Eligible entities that are the owners of such assets may suffer increased losses and poor economic performance in the future. If the issuers of the underlying guaranteed debt suffer poor economic performance or are unable to access credit, their ability to repay the underlying guaranteed securities may be impaired. If this happens, you may suffer a delay in the repayment of your notes or, if the FDIC does not honor its guarantee on the underlying guaranteed securities, you may suffer losses on your notes.

You may have difficulty selling your notes.

[The notes will not be listed on any securities exchange.] Currently there is no public market for the notes. If you want to sell your notes, you will have to locate a purchaser that is willing to purchase them. The underwriters intend to make a secondary market for the notes and may do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. As a result, you may not be able to sell your notes when you want to or you may not be able to obtain the price that you wish to receive.

Use of Proceeds

We estimate that the net proceeds from the sale of the Series A notes will be applied as follows:

Deposit to Acquisition Account	$ [•]
Deposit to Collection Account	$ [•]

Total	$ [•]

Approximately $[•] of the proceeds deposited to the Acquisition Account will be used to pay the costs of issuing the Series A notes and upfront trustee fees.

Description of the Underlying Guaranteed Securities

The proceeds of the sale of the Series A notes will be used to acquire a group of underlying guaranteed securities from eligible entities. The issuing entity will designate each of these underlying guaranteed securities as “Group A underlying guaranteed securities.” For a description of how underlying guaranteed securities are acquired by the issuing entity, see “The Underlying Guaranteed Securities” in the accompanying prospectus.

Each of the initial Group A underlying guaranteed securities will be acquired by the depositor and the issuing entity at [par] [a price equal to [•]], less underwriting fees, start-up expenses of the issuing entity related to the Series A notes, and certain other expenses of the offering. This price is not intended to indicate the market value of the Series A notes.

On the closing date, the Group A underlying guaranteed securities will consist solely of $[•] aggregate principal amount of the notes, bonds or other debt issued by eligible entities that are participating in the TLG Program. The Group A underlying guaranteed securities each share certain basic characteristics. In addition to the representations described in the accompanying prospectus, each eligible entity will represent that it is, as of the date of the relevant securities purchase agreement, a “well-capitalized” institution within the meaning of applicable statutes and regulations. For a summary of the material terms of the underlying guaranteed securities, see Appendix I to this Prospectus Supplement.

[Description of material terms of underlying guaranteed securities, to the extent not described in the accompanying prospectus.]

This prospectus supplement and the accompanying prospectus describe the relevant terms with respect to the underlying guaranteed securities, but do not provide detailed information with respect to the underlying guaranteed securities.

Information Relating to the FDIC Temporary Liquidity Guarantee Program

The payment of principal and interest on the underlying guaranteed securities that comprise the assets of the issuing entity will be guaranteed by the FDIC pursuant to the TLG Program. Under the TLG Program, the FDIC will guarantee payment of qualifying debt issued by eligible entities on or before June 30, 2009, or such later date as the FDIC may designate as the final issuance date under the TLG Program.

Under the TLG Program, if an underlying obligor fails to make a timely payment of principal or interest and does not cure such failure to pay within the period prescribed in the agreements governing underlying guaranteed bank debt, the FDIC will make scheduled payments of the unpaid principal and interest pursuant to the terms of the underlying guaranteed securities. The guarantee provided by the FDIC is an obligation of the FDIC and is backed by the full faith and credit of the United States pursuant to the TLG Program. For further information on the FDIC and the TLG Program, see “Description of the FDIC TLG Program” in the accompanying prospectus.

Description of the Series A Notes

General

The Series A notes will be issued pursuant to the terms of the trust agreement and the Series A supplement, each between the issuing entity and the trustee. The Series A notes offered by this prospectus supplement and the accompanying prospectus, together with any additional Series A notes issued at a later date, will comprise a single series of the issuing entity. The Series A notes represent the right to receive distributions derived primarily from amounts collected on the Group A underlying guaranteed securities. The issuing entity will allocate principal and interest payments, and FDIC guarantee payments, on the Group A underlying guaranteed securities for distribution of principal and interest on the Series A notes as described below. See “—Flow of Funds” below.

The following summary describes some of the terms of the trust agreement, the Series A supplement and the Series A notes. However, it is not complete and is qualified in its entirety by the actual provisions of the trust agreement and the Series A notes.

Distributions of Interest

Interest will accrue on the Series A notes during each interest accrual period and will be distributable to the noteholders on each applicable distribution date as described below. The initial interest accrual period for the notes begins on the closing date and ends on [            ] [•], 2009. Distributions of interest on the notes will be made on the [•]th day of each [[            ] and [            ]]/[[            ], [            ], [            ] and [            ]/[calendar month]], or if any such day is not a business day, the next business day [, unless such distribution date falls in the next calendar month, in which case the distribution date will be the first preceding day that is a business day]. Interest accrued but not distributed on any distribution date will be due on the next distribution date. Any such shortfall will be allocated pro rata to the holders of the Series A notes and no additional interest will be payable on any past due amounts.

The interest rate on the Series A notes for each interest accrual period will be equal to [[•]-month LIBOR, except for the initial interest accrual period, plus] [•]%.

[Interest on the Series A notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.] [Fixed rate notes only]

[LIBOR for the initial interest accrual period will be determined by the trustee in accordance with the following formula:

x + [[•]/30 * (y – x)]
where:	x = [one]-month LIBOR, and
y = [two]-month LIBOR,

in each case, as of the second London banking day before the start of the initial accrual period. The resulting percentage figure will be rounded to the fifth decimal point.

For each interest accrual period after the first interest accrual period, LIBOR will be determined by the trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of [•] months which appears on Reuters screen LIBOR01 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second London banking day before the beginning of each interest accrual period. If this rate does not appear on Reuters screen LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the trustee. The trustee will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous accrual period.

Interest due on LIBOR rate notes for any accrual period generally will be determined on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

The trustee will determine the rate of interest on the Series A notes on the second London banking day prior to the start of the applicable interest accrual period. The amount of interest distributable to holders of the Series A notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.] [Floating rate notes only]

Interest accrued on the outstanding principal balance of the Series A notes during each interest accrual period will be distributed on the related distribution date.

Calculation Agent

For purposes of determining certain calculations with respect to the Series A notes, [including the determination of LIBOR,] the issuing entity has appointed the trustee to serve as the calculation agent. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the Series A notes.

Maturity Date and Principal Repayment

The maturity date of the Series A notes will be [            ] [•], 20[    ]. The Series A notes are expected to be paid in full on the maturity date. On or before the maturity date, the Group A underlying guaranteed securities will mature and all principal and interest on the Group A underlying guaranteed securities will be due and payable. Any shortfalls in principal payable on the maturity date, after receipt of any FDIC guarantee payments and after applying excess amounts available to the issuing entity after required distributions on other series of notes, if any, will be allocated pro rata to the holders of the Series A notes.

The principal of the Series A notes will be distributable at the office of the trustee and upon the terms described in the accompany prospectus under “Description of the Notes—Maturity Date and Principal Repayment”.

Distribution of FDIC Guarantee Payments

If any payments are received by the trustee from the FDIC in connection with its guarantee of any Group A underlying guaranteed security that relates to a payment of interest or principal the scheduled payment date of which has past, the issuing entity will distribute the guarantee payment to the applicable Series A noteholders not later than the next business day, and will not wait until the next scheduled distribution date to make such distribution.

Redemption

The Series A notes will not be redeemable, in whole or in part, prior to the maturity date. However, distributions of principal on the Series A notes may be accelerated upon the occurrence of certain events of default if the noteholders elect to accelerate payments on the Series A notes. See “Summary of the Trust Agreement Provisions—Events of Default” in the accompanying prospectus.

The Acquisition Account

The proceeds from the sale of the Series A notes will be deposited into the Acquisition Account, of which approximately $[•] will be used on the closing date by the issuing entity to purchase Series A underlying guaranteed securities, and $[•] will be used to pay costs of issuance, including the upfront trustee fees.

On subsequent offering dates and in connection with the issuance of additional Series A notes, funds received from such issuance will be transferred to the Acquisition Account to be used to acquire additional Group A underlying guaranteed securities on such subsequent offering date. See “Sources of Payment for the Notes—Flow of Funds and Accounts” in the accompanying prospectus for more information.

Collection Account

The trustee will credit to the Collection Account:

•	all payments on the underlying guaranteed securities, including any amounts received under the FDIC guarantee;

•	unless otherwise provided in the related series supplement, proceeds of the sale of any underlying guaranteed securities;

•	any amounts transferred from the other accounts; and

•	any earnings on investments of funds in the Acquisition Account and the Collection Account.

On each distribution date, the trustee will transfer from the Collection Account to the Series A Distribution Account an amount equal to all amounts of principal, interest and proceeds from the Group A underlying guaranteed securities, along with earnings thereon and any amounts received from the FDIC in connection with payments made pursuant to the TLG Program on the Group A underlying guaranteed securities, from and including the immediately preceding distribution date.

Series A Distribution Account

The Series A Distribution Account will be used for the distribution of principal and interest on the Series A notes, expenses of the issuing entity allocable to the Series A Notes and other trust agreement obligations.

Flow of Funds

On each distribution date, money in the Series A Distribution Account will be used to make certain distributions, to the extent such amounts are due and owing on that date and funds are available, as follows:

•	first, to the holders of the Series A notes, pro rata, interest on the Series A notes for the preceding interest accrual period;

•	second, to the holders of the Series A notes, pro rata, principal of the Series A notes;

•	third, to the distribution account for any other series to the extent required to make up any shortfalls on other series of the issuing entity on such date; and

•	fourth, to the trustee, any excess.

Following an event of default and acceleration of the Series A notes, the Group A underlying guaranteed securities may be liquidated and the trustee will transfer amounts received from such liquidation to the Series A Distribution Account for distribution to the holders of the Series A notes, pro rata, without regard to the priorities described above. See “Summary of the Trust Agreement Provisions—Events of Default” in the accompanying base prospectus for more information.

The Trust Agreement and the Series A Supplement

The issuing entity will issue the Series A notes under the trust agreement, as supplemented by a series supplement (the “Series A supplement”) dated as of [            ] [•], 200[  ]. The trustee will take the following actions under the trust agreement and the Series A supplement:

•	hold custody of the Group A underlying guaranteed securities;

•	collect payments made on the Group A underlying guaranteed securities and distribute these amounts as described under “Description of the Series A Notes” in this prospectus supplement;

•	protect the interests of the holders of the Series A notes;

•	act as paying agent for the notes; and

•	take such other actions as the trustee deems necessary in order to carry out its obligations under the trust agreement and the Series A supplement.

The trustee will also perform certain administrative services for the issuing entity, including:

•	administering accounting and financial reporting activities of the issuing entity relating to the Series A notes; and

•	providing certain notices and performing certain other administrative obligations required by the series supplements.

The trustee will be named as the “representative” of the issuing entity (as debtholder of each underlying obligor) for the purposes of submitting claims or taking other actions under the TLG Program.

See “Summary of the Trust Agreement Provisions” in the accompanying prospectus for additional information regarding the trust agreement.

[Describe any amendment provisions of related series supplement.]

Subsequent Offerings of Series A Notes

The issuing entity may, at the discretion of the sponsor, issue additional Series A notes before [            ] [•], 2009, and additional series of notes on or before June 30, 2009. The proceeds of the sale of the new notes will be used by the issuing entity to acquire additional underlying guaranteed securities from eligible entities. If these underlying guaranteed securities are designated as Group A underlying guaranteed securities by the issuing entity, then additional Series A notes will be issued at that time in an aggregate face amount equal to the principal amount of the new Group A underlying guaranteed securities purchased by the issuing entity. Payment on the additional Group A underlying guaranteed securities will, together with the underlying guaranteed securities previously acquired by the issuing entity for Group A, be allocated to distributions of principal and interest on all new and existing Series A notes equally. Any new Series A notes will be on parity with and have the same priorities of distributions as the existing Series A notes.

Additional Series A notes will be issued only if each rating agency then rating the Series A notes confirms that such issuance will not result in any reduction or withdrawal of any rating then assigned to the notes. Series A noteholders will not be entitled to notice or consent of any future issuance, except that after such notes have been issued, Series A noteholders will receive notice of such issuance in the periodic statements available to the noteholders. Any such additional Series A notes issued will rank pari passu with the Series A notes issued prior to such addition.

If the terms or provisions of the TLG Program are amended or modified after the closing date in a manner that is materially adverse to the holders of underlying guaranteed securities originated after the effective date of such new terms or provisions, including but not limited to terms or provisions relating to the guarantee applicable to underlying guaranteed securities, the issuing entity will not issue additional Series A notes. See “Additional Notes” in the accompanying prospectus for a more detailed description of the issuance of additional notes.

The Trustee

[Insert standard updated Trustee Bank disclosure (to come from Trustee Bank)]

The information specified in the preceding [•] paragraphs was prepared solely by the trustee without any input from the depositor.

ERISA Considerations

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed above under “Risk Factors” and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the Series A notes.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to Title I of ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”)) having certain relationships to such Plans, unless a statutory, regulatory or administrative exemption is applicable to the transaction. A Party in Interest who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.

Prohibited transactions may arise under Section 406 of ERISA or Section 4975 of the Code if Series A notes are acquired with Plan Assets (as defined herein) with respect to which the depositor, the issuing entity, the underwriters, or any of their respective affiliates, is a Party in Interest. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, including a statutory exemption under Section 408(b)(17) of ERISA for transactions involving “adequate consideration” with persons who are Parties in Interest solely by reason of their (or their affiliate’s) status as a service provider to the Plan involved and none of whom is a fiduciary with respect to the Plan Assets involved (or an affiliate of such a fiduciary). In addition, an administrative exemption may be available, depending in part on the type of Plan fiduciary making the decision to acquire Series A notes and the circumstances under which such decision is made. Included among these exemptions are: DOL Prohibited Transaction Class Exemption

(“PTCE”) 96-23, regarding transactions effected by certain “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by independent “qualified professional asset managers.” There can be no assurance that any class or other exemption will be available with respect to any particular transaction involving the Series A notes, or that, if available, the exemption would cover all possible prohibited transactions.

Governmental plans and certain church and other plans, while not necessarily subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Series A notes.

Any insurance company proposing to invest assets of its general account in the Series A notes should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and the enactment of Section 401(c) of ERISA. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by the DOL for transactions involving insurance company general accounts in PTCE 95-60 and the regulations issued by the DOL, 29 C.F.R. Section 2550.401c-1 (January 5, 2000). Certain additional information regarding general accounts is specified below.

The U.S. Department of Labor (“DOL”) has promulgated a regulation, 29 C.F.R. Section 2510.3-101, describing what constitutes the assets of a Plan (“Plan Assets”) with respect to the Plan’s investment in an entity for purposes of applying ERISA and Section 4975 of the Code. Section 3(42) of ERISA also describes what constitutes Plan Assets. Section 3(42) of ERISA and 29 C.F.R. Section 2510.3-101 are collectively referred to as the “Plan Asset Regulation.” Under the Plan Asset Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and a beneficial ownership interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant.” Section 3(42) of ERISA modified the Plan Asset Regulation to exclude plans not subject to Title I of ERISA or Section 4975 of the Code from the Benefit Plan Investor definition.

An equity interest is defined under the Plan Asset Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, the Series A notes may be treated as equity interests for purposes of the Plan Asset Regulation. An exception under the Plan Asset Regulation provides that an investing Plan’s assets will not include any of the underlying assets of an entity if equity participation in the entity by “benefit plan investors” is not “significant.” The Plan Asset Regulation define a “benefit plan investor” as including (i) an employee benefit plan (as defined in Section 3(3) of ERISA), that is subject to Title I of ERISA; (ii) a plan described in and subject to Section 4975 of the Code; and (iii) an entity whose underlying assets include Plan Assets by reason of a Plan’s investment in the entity (a “Benefit Plan Investor”). The Plan Asset Regulation provide that equity participation in an entity by Benefit Plan Investors is “significant” if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by Benefit Plan Investors. For purposes of determining whether this 25% threshold has been met or exceeded, the value of any equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity, or any person (other than a Benefit Plan Investor) who provides investment advice for a fee (directly or indirectly) with respect to such assets, or any affiliate (other than a Benefit Plan Investor) of such person (a “Controlling Person”), is disregarded.

Accordingly, except as specified below, the Series A notes may not be acquired or held by or on behalf of, or with Plan Assets of, any Plan or other Benefit Plan Investor, including an insurance company general account any portion of the assets of which constitute Plan Assets. However, on the closing date, the Series A notes may be acquired and held by or on behalf of, or with Plan Assets of, a Plan or other Benefit Plan Investor if:

(a)  (1)(A) The investor is purchasing the Series A notes with assets of an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60) (a “General Account”); (B) the investor’s purchase and holding of the Series A notes are eligible for the exemptive relief available under Section I of PTCE 95-60; (C) less than 25% of the assets of such General Account constitute Plan Assets of Benefit Plan Investors; and (D) if, after the initial acquisition of the Series A notes, during any calendar quarter 25% or more of the assets of such General Account (as determined by such insurance company) constitute Plan Assets of any Plan or other Benefit Plan Investor and no exemption or exception from the prohibited transaction rules applies such that the continued holding of the Series A notes would not result in violations of Section 406 of ERISA or Section 4975 of the Code, then such investor will dispose of all of the Series A notes then held in such General Account by the end of the next following calendar quarter; or (2) the investor’s purchase and holding of the Series A notes are eligible for the exemptive relief available under any of Section 408(b)(17) of ERISA or PTCE 96-23, 91-38, 90-1 or 84-14; and

(b)  after giving effect to such purchase and all other purchases occurring simultaneously therewith, less than 25% of the Series A notes (excluding Series A notes held by Controlling Persons) will be held by Benefit Plan Investors.

Except as permitted on the closing date, Benefit Plan Investors and Controlling Persons will not be permitted to purchase Series A notes.

By its purchase of the Series A notes on the closing date, each purchaser will be deemed to represent and warrant to and agree with the depositor, the issuing entity and the trustee that (i) its purchase and holding of such Series A notes will satisfy the ERISA requirements with respect to the 25% limitation described above and (ii) it will not assign or transfer the Series A notes to a Benefit Plan Investor or Controlling Person.

The issuing entity will from time to time request Bloomberg, Telekurs, Reuters and other financial information service providers, to the extent the issuing entity believes that these vendors may be used in connection with the purchase of Series A notes, to include on screens maintained by such vendors appropriate legends regarding ERISA restrictions on the Series A notes. Without limiting the foregoing, the issuing entity will request that such financial information service providers include the following on each screen containing information about the Series A notes: The Series A notes indicator should link to an “Additional Security Information” page, which should state that “Employee benefit plans and other retirement arrangements subject to Title I of ERISA or Section 4975 of the Code, and entities investing assets of such plans or arrangements will not be permitted to purchase or hold any interest in Global Notes.”

Each holder of the Series A notes following the closing date by its acquisition thereof, shall be deemed to represent to the depositor, the issuing entity and the trustee that no part of the funds being used to pay the purchase price for such Series A notes constitutes Plan Assets of any Plan or other Benefit Plan Investor or Controlling Person.

Any person proposing to invest assets of any Plan in the Series A notes on the closing date should consult with its counsel to confirm that such investment will not constitute or result in any non-exempt prohibited transaction and will satisfy the other requirements of ERISA and Section 4975 of the Code.

The sale of any Series A note to a Plan, or to a person using Plan Assets to effect its purchase of any Series A notes, is in no respect a representation by the issuing entity, the depositor or the underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

Plan of Distribution

Subject to the terms and conditions specified in an underwriting agreement between the depositor and the underwriters named below, the depositor has agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes specified opposite its name:

Series A Underwriters	Principal Amount of Series A Notes
$
$
$
$
$

Total	$

In the underwriting agreement, the underwriters of the Series A notes have agreed, subject to the terms and conditions specified in that agreement, to purchase all of the notes offered by this prospectus supplement if any of the Series A notes are purchased.

The underwriters of the Series A notes have advised the depositor that they propose initially to offer the notes to the public at the prices specified in this prospectus supplement, and may offer the Series A notes to dealers chosen by the underwriters at the prices specified in this prospectus supplement less a concession not in excess of the percentages specified in the following table. The underwriters of the Series A notes, and those dealers may reallow a concession not in excess of the percentages specified in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $[•].

Series A Notes
Concessions		%
Reallowances		%

The underwriters will be compensated as specified in the following table:

	Underwriters’ Discounts and Commissions		Amount per $1,000 of Principal	Total Amount
Series A Notes		%	$	$

[Each underwriter has represented and agreed that:

(a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

(b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the transferor or the issuing entity.]

The depositor will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither the depositor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the depositor, the underlying obligors and their respective affiliates. Barclays Capital Inc., one of the underwriters of the Series A notes offered by this prospectus supplement, is an affiliate of Barclays Bank PLC, the sole member of the depositor.

[Listing and General Information]

[This section only required for European listing]

[Application will be made for the notes to be admitted to the official list of The [            ] Stock Exchange and to be admitted to trading on its regulated market. There can be no assurance that such a listing will be obtained. Certain information has been included in this prospectus supplement to comply with [EU Directive 2003/71/EC].

For so long as the notes are listed on the [            ] Stock Exchange, the material contracts referred to herein, including the trust agreement will be made available for inspection in electronic or physical format at our principal office at [                ].

Each of the notes and the trust agreement are governed by the laws of the State of New York.

Since our formation, we have not been involved in any governmental, litigation or arbitration proceedings relating to claims in amounts which are material in the context of the issue of the notes. Nor, so far as we are aware, are any such proceedings pending or threatened.

The issuance of the notes will be authorized by a unanimous written consent of the directors of the depositor on [            ] [•], 200[  ].

The issuing entity is not required by New York state law and does not intend to publish any financial statements. The trust agreement requires the issuing entity to provide the trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the trustee’s attention has occurred.]

Ratings

The issuing entity will issue the Series A notes only if they are rated at least [“Aaa” by Moody’s Investors Service, Inc.], [“AAA” by Fitch Ratings] and [“AAA” by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.].

Other series of notes may have different rating requirements from the Series A notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See “Risk Factors—The ratings of the notes are not a recommendation to purchase and may change.” in the accompanying prospectus.

Legal Matters

Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor and the underwriters by Orrick, Herrington & Sutcliffe LLP, Washington, D.C.

APPENDIX I

THE UNDERLYING GUARANTEED SECURITIES

The Group A Underlying Guaranteed Securities

Underlying Guaranteed Securities Issuing Entity	Principal Amount			Interest Rate	Interest Payment Dates	Maturity Date
[•]	$	[	•]	[[•]-month LIBOR plus] [•]%	The [•]th of each [[ ] and [ ]]/[[ ], [ ], [ ] and [ ]/[calendar month]]	[ ] [•], 20[ ]
[•]	$	[	•]
[•]	$	[	•]
[•]	$	[	•]
[•]	$	[	•]

The Group [•] Underlying Guaranteed Securities

Underlying Guaranteed Securities Issuing Entity	Principal Amount			Interest Rate	Interest Payment Dates	Maturity Date
[•]	$	[	•]	[[•]-month LIBOR plus] [•]%	The [•]th of each [[ ] and [ ]]/[[ ], [ ], [ ] and [ ]/[calendar month]]	[ ] [•], 20[ ]
[•]	$	[	•]
[•]	$	[	•]
[•]	$	[	•]
[•]	$	[	•]

I-1

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION

DATED JANUARY 8, 2009

PROSPECTUS

Guaranteed Debt Centralized Issuance Trust

Issuing Entity

Securitized Asset Backed Receivables LLC

Depositor and Sponsor

GUARANTEED DEBT-BACKED NOTES

Securitized Asset Backed Receivables LLC will cause the issuing entity to periodically issue notes in one or more series. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

Proceeds from the sale of each series of notes will be used by the issuing entity to acquire newly-issued senior unsecured debt obligations of certain eligible entities described in this prospectus and guaranteed under the Temporary Liquidity Guarantee Program (the “TLG Program”) of the Federal Deposit Insurance Corporation (the “FDIC”). The FDIC guarantee is backed by the full faith and credit of the United States pursuant to the TLG Program. Guaranteed debt obligations held by the issuing entity are referred to herein as “underlying guaranteed securities.”

Each note will evidence a beneficial ownership interest in the issuing entity, whose assets will consist of a pool of underlying guaranteed securities held by the trustee on behalf of the issuing entity, together with payments made on the underlying guaranteed securities and funds held in certain accounts. Distributions on the notes will be made only from amounts collected on the issuing entity’s assets, as more particularly described in this prospectus and any accompanying prospectus supplement.

The notes will represent a beneficial ownership interest in the assets of the issuing entity only and are not guaranteed by any other person. No insurance or guarantee of the notes will be provided by any governmental agency or instrumentality, by any affiliate of the issuing entity, by any insurance company or by any other person or entity.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under “Plan of Distribution” below and in the related prospectus supplement. Unless otherwise indicated in the prospectus supplement for a series of the notes, the notes will not be listed on a national securities exchange.

None of the Securities and Exchange Commission (the “SEC”), the FDIC, any state securities commission or any other governmental authority has approved or disapproved the notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [            ] [•], 2009.

About This Prospectus

In this prospectus and in the accompanying prospectus supplement, the terms “Depositor,” “we,” “us” and “our” refer to Securitized Asset Backed Receivables LLC. We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of notes, including:

•	aggregate principal amount and authorized denominations;

•	information concerning the material characteristics of the underlying guaranteed securities transferred to the issuing entity and any other assets held by the issuing entity for such series;

•	the name of the calculation agent, if any, for the series;

•	the rate of interest for such series or the terms relating to the applicable method of calculation of the rate of interest;

•	the time and place of distribution of any interest, premium (if any) and/or principal;

•	the date of issue;

•	the maturity date;

•	the offering price; and

•	any other specific terms of notes of the series.

See “Description of Notes” for a listing of other items that may be specified in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

-i-

Summary of the Offering

The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement. Definitions of some of the terms used in this prospectus and the related prospectus supplement can be found in the Glossary of Terms appearing at the end of this prospectus.

Overview

Securitized Asset Backed Receivables LLC will establish an issuing entity that will issue notes. The issuing entity will be a New York common law trust formed pursuant to a trust agreement and will hold the underlying guaranteed securities it purchases with the proceeds from the sale of its notes. The issuing entity will issue one or more series of notes, each representing a beneficial ownership interest in the issuing entity, whose assets consist of a pool of senior unsecured debt obligations guaranteed under the TLG Program and issued by eligible entities (the “underlying guaranteed securities”), payments made on the underlying guaranteed securities and funds held in certain accounts, in each case held by the trustee on behalf of the issuing entity. The issuing entity will be a master trust that may have issued previously, or may issue in the future, additional series of notes.

Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

•	a description of the aggregate principal amount, authorized denominations, interest rate, or the method of determining the interest rate and interest to be distributed on the notes and maturity date;

•	certain limited information concerning the material characteristics of the underlying guaranteed securities; and

•	information with respect to any outstanding series of notes, including:

•	the name and designation of each series;

•	the date or dates on which the notes of each series were issued;

•	the aggregate principal amount;

•	the interest rate or method used to determine the interest rate; and

•	the maturity date.

Parties

Issuing Entity:  A New York common law trust formed under a trust agreement between Securitized Asset Backed Receivables LLC and the trustee.

Depositor:  Securitized Asset Backed Receivables LLC will act as depositor for the issuing entity. Securitized Asset Backed Receivables LLC is a limited liability company organized under the laws of Delaware. You may contact Securitized Asset Backed Receivables LLC at 1201 North Orange Street, Suite 800, Wilmington, Delaware 19801, or by phone at (302) 884-6746. The depositor is a direct wholly-owned subsidiary of Barclays Bank PLC. The depositor is also the “sponsor” with respect to the notes within the meaning of Item 1101(l) of Regulation AB under the Securities Act of 1933, as amended.

Trustee:  [Trustee Bank] will act as the trustee under the trust agreement and each series supplement governing the terms of the notes.

The Notes

The issuing entity will issue notes in one or more series. The terms of the notes will be governed by the terms of a trust agreement between the issuing entity and the trustee, and a series supplement for each series of notes. The material terms of the series supplement will be described in the related prospectus supplement. The notes will be denominated in U.S. Dollars.

Each series of notes will have a maturity date specified in the applicable prospectus supplement.

Fixed Rate Notes.  The issuing entity may issue one or more series of notes that bear interest at a fixed annual rate. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement. See “Description of the Notes—Fixed Rate Notes” in this prospectus.

Floating Rate Notes.  The issuing entity may issue one or more series of notes that bear interest at a rate determined by reference to LIBOR, the federal funds rate or the Prime Rate, as described in the related prospectus supplement for such series. The notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for floating rate notes will be determined periodically by reference to the applicable index, plus or minus any spread. The dates on which the holders of floating rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement. See “Description of the Notes—Floating Rate Notes” in this prospectus.

Payments on the Notes

The underlying guaranteed securities will be organized into groups based on the specific characteristics of the underlying guaranteed securities. Each underlying guaranteed security in a group will have a substantially similar interest rate, maturity date and scheduled payment date and frequency, and each series of notes will represent the right to receive distributions derived primarily from amounts collected on underlying guaranteed securities in a specific group. Payments on the underlying guaranteed securities in a specified group will be allocated to make distributions of principal and interest on a related series of notes. In addition, on each distribution date, amounts in excess of required distributions on a series of notes, if any, will be used for shortfalls in required distributions on any other series of notes outstanding.

Interest and principal on each series of notes will be paid on the dates specified in the related prospectus supplement for such series. The principal amount of the notes of each series will be payable in full on the maturity date of such series.

If any payments are received by the trustee from the FDIC that relates to a payment of interest or principal the scheduled payment date of which has passed, in connection with its guarantee of any underlying guaranteed security, the issuing entity will distribute the guarantee payment to the applicable noteholders not later than the next business day, and will not wait until the next scheduled distribution date to make such distribution.

Redemption Provisions

The notes will not be redeemable, in whole or in part, prior to their maturity date. However, distributions of principal on the notes of any series may be accelerated upon the occurrence of certain events of default if the noteholders of such series elect to accelerate payments on their notes. See “Summary of the Trust Agreement Provisions—Events of Default” in this prospectus.

Eligible Entities

Any FDIC-insured depository institution, any U.S. bank holding company or financial holding company, and any U.S. savings and loan holding company that either engages only in activities that are permissible for financial holding companies to conduct under section (4)(k) of the Bank Holding Company Act of 1956 (“BHCA”) or has at least one insured depository institution subsidiary that is the subject of an application that was pending on October 13, 2008, pursuant to section 4(c)(8) of the BHCA, or any other affiliate of an insured depository institution that the FDIC, after written request and positive recommendation by the appropriate Federal banking agency, designates as an eligible entity under the TLG Program (each, an “eligible entity”).

Underlying Guaranteed Securities

Each of the securities acquired by the issuing entity will be an underlying guaranteed security.

The issuing entity will use the proceeds of each series of notes to purchase underlying guaranteed securities from the depositor pursuant to the terms of the trust agreement. The depositor will acquire the underlying guaranteed securities from issuers (each, an “underlying obligor”) who are eligible entities.

The common characteristics of the underlying guaranteed securities are described in this prospectus. The material characteristics of a particular group of underlying guaranteed securities will be described in the prospectus supplement for the related series.

FDIC Guarantee

The payment of principal and interest on the underlying guaranteed securities that comprise the assets of the issuing entity will be guaranteed by the FDIC pursuant to the TLG Program.

Under the TLG Program, the FDIC will guarantee payment of qualifying debt issued by eligible entities on or before June 30, 2009, or such later date as the FDIC may designate as the final issuance date under the TLG Program, subject to certain restrictions. The FDIC has concluded that the guarantee provided by the FDIC is an obligation of the FDIC backed by the full faith and credit of the United States pursuant to the TLG Program.

Under the TLG Program, if an underlying obligor fails to make a timely payment of principal or interest on its underlying guaranteed securities and does not cure such failure to pay within the period prescribed in the agreements governing the underlying guaranteed securities, the FDIC will make scheduled payments of the unpaid principal and interest pursuant to the terms of the underlying guaranteed securities.

The underlying obligor, trustee of the underlying guaranteed securities (if any) or a designated representative, as applicable, is obligated to give notice to the FDIC if the underlying obligor is in default of any payment under the underlying guaranteed securities (without regard to any cure period) within one business day of such payment default.

The underlying obligor must notify the FDIC within one business day of any default in the payment of principal or interest when due, without giving effect to any cure period, with respect to any indebtedness of the underlying obligor (including debt that is not subject to the FDIC guarantee), regardless of when such debt was issued or whether the default would result, or would reasonably be expected to result, in an event of default under any senior unsecured debt of the issuer that is subject to the FDIC guarantee. A demand for payment on the guaranteed amount must be made on behalf of all holders of debt subject to a payment default by the designated representative of the debtholders, as provided under the master agreement that each eligible entity, including each underlying obligor, must enter into with the FDIC. The demand must be accompanied by a proof of claim that includes certain specified information. The trustee for the underlying guaranteed securities or the trustee for the notes, as the designated representative, will agree to make the demand to the FDIC promptly, but under the TLG Program all demands must be made within 60 days of the occurrence of the payment default for which the demand is made. If the demand is not made within such period, the FDIC will be under no obligation to make the payments on such securities under the FDIC guarantee. Although the regulations governing the TLG Program provide that the FDIC will make a payment of the guaranteed amount upon receipt of a conforming proof of claim, if timely filed, the TLG Program does not specify a deadline by which the FDIC must make payment following receipt of a proper demand.

The trustee will be named as the “representative” of the issuing entity (as the debtholder of each underlying obligor) for the purposes of submitting claims or taking other actions under the TLG Program.

Accounts

The trust agreement, or the series supplement governing the issuance of a series of notes by the issuing entity, will create the following accounts, unless otherwise described in the related prospectus supplement.

Acquisition Account.  Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Account. These funds will be used to acquire underlying guaranteed securities, and to pay certain costs related to the issuance of the notes, including any upfront trustee fees as specified in the applicable series supplement.

Collection Account.  Funds received with respect to all underlying guaranteed securities will be deposited into a Collection Account under the trust agreement. Generally, funds on deposit in the Collection Account will be transferred to one or more distribution accounts established for each series of notes and used to pay principal and interest on the notes in the priorities described in the prospectus supplement for that series.

Other Accounts.  The prospectus supplement for any series of notes will also describe any other accounts to be established for such series.

Investments.  The trustee will invest amounts credited to any account established under the trust agreement and series supplements in cash or short-term U.S. government obligations.

Reports to Noteholders

Periodic reports concerning the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), then all reports will be provided to DTC, which in turn will provide the reports to its participants. Beneficial owners of notes will receive reports forwarded to them by those participants. See “Book-Entry Registration” and “Summary of the Trust Agreement Provisions— Statements of the trustee and issuing entity” in this prospectus.

The trustee, on behalf of the issuing entity, will file with the SEC all periodic reports required under the Securities Exchange Act of 1934.

Additional Notes

The issuing entity may, upon complying with the provisions of the trust agreement, issue from time to time before June 30, 2009, or such later date as the FDIC may designate as the final issuance date under the TLG Program, one or more new series of notes backed by the assets of the issuing entity relating to such series.

In addition, if so described in the related prospectus supplement, the issuing entity may, upon complying with the provisions of the trust agreement and related series supplement, issue from time to time additional notes of an existing series having the same interest rate, maturity date and other terms (except for the public offering price and issue date) as the existing notes of such series.

The proceeds of the sale of the new notes will be used by the issuing entity to acquire additional underlying guaranteed securities. If these underlying guaranteed securities are designated for a group relating to an existing series, then payment on these additional underlying guaranteed securities will, together with the underlying guaranteed securities previously acquired by the issuing entity for such existing series, be allocated to distributions of principal and interest on all new and existing notes of such series equally. The new notes of an existing series will be on parity with and have the same priorities of distributions as the existing notes of such series.

The issuer will not issue additional notes of an existing series or notes of a new series unless the trustee has received a rating confirmation from each rating agency rating a series that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. We may issue new notes without notice to or the approval of the holders of any outstanding notes.

Federal Income Tax Consequences

The issuing entity expects to be treated as a fixed investment or grantor trust, and expects the notes to constitute beneficial ownership interests in the assets of such trust, in each case for U.S. federal income tax purposes. Each holder of a note will be deemed to agree to so treat the issuing entity and its notes for such purposes. See “Certain Federal Income Tax Consequences” in this prospectus.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement plan subject to Title I of ERISA or Section 4975 of the Code, should carefully review with its legal advisors whether the plan’s purchase or holding of any series of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See “ERISA Considerations” in the related prospectus supplement.

Risk Factors

You should consider the following factors regarding your purchase of the notes.

Risks Relating to the Notes

The notes are not suitable investments for all investors.

The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the market and other risks, the tax consequences of an investment and the interaction of these factors.

Your notes are payable solely from the assets of the issuing entity and the FDIC guarantee, and you will have no other recourse against us.

Interest and principal on your notes will be paid solely from the assets of the issuing entity, and primarily from the payments (including FDIC guarantee payments, if any) on the group of underlying guaranteed securities allocated to your series of notes. No insurance or guarantee of the notes will be provided by any governmental agency or instrumentality, by any affiliate of the issuing entity, by any insurance company or by any other person or entity. Therefore, your receipt of payments on the notes will depend primarily on:

•

the amount and timing of payments on the underlying guaranteed securities allocated to your series of notes and interest paid or earnings on the funds held in the accounts established pursuant to the trust agreement and related series supplement; and

•	the amount and timing of payments under the TLG Program made in respect of such underlying guaranteed securities.

You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

You have no ownership rights in any of the underlying guaranteed securities.

By purchasing the notes, you will not have any ownership rights in any of the underlying guaranteed securities. Neither you nor any other holder of the notes will have any voting rights, any right to receive distributions, any right to make claims on the FDIC guarantee or any other rights with respect to the underlying obligor or the underlying guaranteed securities other than the right to receive cash flows received in connection with the underlying guaranteed securities as specified in this prospectus and the prospectus supplement for your series of notes, except as may be exercised through the trustee.

Noteholders of one series may be able to assert claims against assets allocated to notes of a second series.

On the date of issuance of a series of notes, the aggregate outstanding principal balance of the related group of underlying guaranteed securities to be acquired on such date (excluding accrued interest thereon) will be equal to the aggregate initial principal amount of such series of notes. Noteholders must rely primarily on interest payments and the timely repayment of principal on the group of underlying guaranteed securities allocated by the issuing entity to their series of notes, together with the FDIC guarantee, to receive timely distributions of principal and interest on their notes.

If an event of default should occur under the trust agreement and the issuing entity was required to accelerate the maturity of all of the notes of a series, the issuing entity would only use the proceeds of the group of underlying guaranteed securities related to such series to distribute principal and interest owing on the related series of notes. In the event of any shortfalls, the issuing entity may be unable to repay in full the holders of such series of notes.

Each series of notes are limited obligations of the issuing entity, payable solely from amounts received on the underlying guaranteed securities and the other assets allocated by the issuing entity to such series, together with excess amounts available to the issuing entity after required distributions on other series of notes, if any. The noteholders have no recourse to other assets of the issuing entity, including, but not limited to, any assets allocated to secure payment of any other debt obligation of the issuing entity. If, notwithstanding the limitation on recourse described in the preceding sentence, any noteholders of any series are deemed to have an interest in any amounts received by the issuing entity that are allocated to the distribution on or payment of other series of notes, such noteholders’ interest in such assets would be subordinate to the claims and rights of the holders of such other series of notes, and the trust agreement would constitute a subordination agreement for purposes of Section 510(a) of the United States Bankruptcy Code. Nonetheless, such provisions may not be enforceable under all circumstances. If the subordination arrangements are determined to be enforceable, and if one series of notes is not paid in full and on time, and such noteholders are permitted to assert a claim against assets that are allocated to a second series, then the holders of the notes of such second series could suffer a loss, even if the underlying guaranteed securities allocated to such second series are paid in full and on time.

Insolvency of the depositor’s sole member could result in delays in payment or losses on the notes.

The depositor is a Delaware limited liability company, the sole member of which is Barclays Bank PLC (the “Member”). The Member and the depositor have taken steps to minimize the risk that in the event the Member were to become the debtor in a bankruptcy case, a court would order that the depositor’s assets and liabilities be substantively consolidated with those of the Member. The depositor is a separate limited liability company. The depositor’s organizational documents provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of the depositor’s directors, although this provision may not be enforceable. If the Member were to become a debtor in an insolvency or receivership, and a party in interest (including the Member itself) were to take the position that the depositor’s assets and liabilities should be consolidated with those of the Member, delays in payments on the notes could result. If the court ordered that the depositor’s assets and liabilities be consolidated with those of the Member, there could be delays or reductions in payments on the notes.

The trustee may be forced to sell the underlying guaranteed securities at a loss after an event of default.

Generally, if an event of default occurs under the trust agreement, noteholders representing greater than 51% of the outstanding principal amount of any series may authorize the trustee to sell the underlying guaranteed securities whose payments are allocated to such series. However, the trustee may not find a purchaser for the underlying guaranteed securities or the market value of the underlying guaranteed securities plus other assets in the trust estate might not equal the principal amount of such series plus accrued interest. Liquidity in the secondary market for underlying guaranteed securities could be reduced, resulting in fewer potential buyers of the issuing entity’s underlying guaranteed securities and lower prices available for such securities. Therefore, you may suffer a loss if the trustee is unable to find purchasers willing to pay prices for the issuing entity’s underlying guaranteed securities sufficient to pay the principal amount of the notes plus accrued interest.

A secondary market for your notes may not develop, and this could diminish their value.

Each series of notes will be a new issue without an established trading market. Unless indicated otherwise for a series of notes, we do not intend to list any series of notes on any national exchange. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes. Therefore, you may suffer a loss if you are unable to find purchasers willing to pay prices for the notes equal to or greater than the price at which you acquired your notes.

The issuing entity may issue additional notes.

The issuing entity may issue notes of a new series, or additional notes of an existing series if so provided in the related prospectus supplement. The proceeds from the sale of such additional notes will be used to acquire additional underlying guaranteed securities, which may include the obligations of one or more new underlying obligors. Additional notes for any series may be issued without notice to or the consent or approval of the owners of existing notes then outstanding. However, before issuing additional notes of an existing series, the issuing entity must receive written evidence from each rating agency then rating such series of notes that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See “Additional Notes” in this prospectus.

The issuance of additional notes of an existing series could adversely affect the timing and amount of payments on outstanding notes of such series. For example, if additional notes of an existing series are issued and additional underlying guaranteed securities are purchased by the issuing entity, all of the notes of such series would then be exposed to credit risk of underlying obligors that either were not part of the original group of underlying guaranteed securities for such series or that comprise a greater proportion of the overall group of underlying guaranteed securities related to such series. While the underlying guaranteed securities issued by the underlying obligors would be covered under the TLG Program, the failure by any underlying obligor to pay interest or principal on such additional underlying guaranteed securities and actions by the trustee to recover such funds from the FDIC under the TLG Program could result in a delay of payments on the notes of such series. See “Risks Relating to the FDIC Guarantee—Guarantee payments by the FDIC may be delayed” in this prospectus. Also, when new notes of a particular series are issued, the voting rights of your notes will be diluted.

The notes may be issued only in book-entry form.

Usually, each series of notes will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, or for non-U.S. dollar denominated notes, the applicable foreign equivalent, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the trustee as registered owners as that term is used in the trust agreement. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company or the applicable foreign equivalent and their respective participating organizations. See “Book-Entry Registration” in this prospectus.

The ratings of the notes are not a recommendation to purchase and may change.

It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the FDIC guarantee and the legal structure of the transaction. The ratings are not a recommendation to purchase, hold or sell any series of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency’s judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay you for your notes.

Fewer than all of the holders can approve amendments to the trust agreement or series supplement or waive defaults under the trust agreement or series supplement.

Under the trust agreement, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of the trust agreement and any related series supplement and waive events of default and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes.

The non-tax characterization of the notes is not clear.

The transaction documents provide that the notes are notes that represent a beneficial ownership interest in the assets of the issuing entity, including the underlying guaranteed securities. For non-tax purposes, the characterization of the notes is not clear. The notes may be characterized as representing a beneficial ownership interest in the assets of the issuing entity. Alternatively, the notes could be characterized as unsecured debt of the issuing entity; the issuing entity will not grant any security interest or lien in favor of the trustee or the holders of the notes. In addition, the notes could be characterized as secured or unsecured debt of the depositor, although any security interest deemed to be granted by the depositor may not be perfected. We believe that the precise non-tax characterization of the notes is unlikely to make a material difference to the treatment of the notes for tax purposes, but it is possible that there are circumstances where the precise non-tax characterization of the notes could result in delays or reductions in payments on the notes. For a discussion of the tax treatment of the notes, please see “Certain Federal Income Tax Consequences” in this prospectus and the accompanying prospectus supplement.

The voting rights of non-U.S. noteholders may be limited.

In connection with any vote or other decision of the noteholders under the trust agreement (other than votes under the trust agreement relating to ministerial decisions, as determined for federal income tax purposes), each noteholder shall certify whether it is a U.S. person or a non-U.S. person for U.S. federal income tax purposes (and any noteholder not so certifying shall be treated as a non-U.S. person). The voting power of all noteholders that are non-U.S. persons (“non-U.S. noteholders”) shall be limited to a number of votes so that the effect of such limitation is to limit the aggregate voting power of each relevant group of non-U.S. noteholders to one less than the number of votes needed to approve or block the approval of any matter being voted on. Thus, in the case of an amendment (or other matter) that requires (A) 100% approval of certain noteholders, the otherwise voting non-U.S. noteholders shall have no votes, (B) the approval of a majority of certain noteholders, the otherwise voting non-U.S. noteholders will be treated as having, in the aggregate, one less note (or if voting is by principal or similar balance, one less dollar of principal or similar balance) than the number of notes (dollars) held by U.S. persons eligible to participate in such vote, and (C) the approval of 66 2/3% of certain noteholders, the otherwise voting non-U.S. noteholders will be treated as having, in the aggregate, one less than 1/2 of the number of notes (or if voting is by principal or similar balance, one less dollar of principal or similar balance) than the number of notes held by U.S. persons eligible to participate in such vote.

The interests of the noteholders with respect to the underlying guaranteed securities may conflict with the interests of the depositor, the sponsor or their affiliates.

The depositor, the underwriters or their affiliates may commence, maintain or continue to maintain commercial relationships with respect to the underlying obligors or their affiliates. In particular, one or more of the underwriters, their affiliates, or affiliates of the depositor may provide investment banking and other financial services to, and may enter into derivative transactions with, the underlying obligors or their affiliates. One or more of the underwriters, their affiliates, or affiliates of the depositor may also hold long or short positions with respect to securities or other obligations of underlying obligors or their affiliates, or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations. In connection with those transactions, one or more of the underwriters, their affiliates, or affiliates of the depositor may exercise or enforce rights against, and may otherwise act with respect to, the underlying obligors or their affiliates without regard to the issuance of the notes and the related transactions described in this prospectus supplement. Any such actions might have an adverse effect on the underlying guaranteed securities, the underlying obligors or the ability of the issuing entity to exercise or enforce any rights with respect to the underlying guaranteed securities or the value of the notes. In the case of a bankruptcy or insolvency of any underlying obligor or any of their affiliates, or any other default under securities or other obligations of the underlying obligors (including the underlying guaranteed securities), the interests of the noteholders with respect to underlying guaranteed securities held by the issuing entity may be in conflict with the interests of the underwriters, the depositor or their affiliates that have entered into transactions with such underlying obligor or its affiliates.

Each noteholder will be deemed to have acknowledged and agreed that the underwriters and their respective affiliates may engage in any kind of business with, or have an investment in, the underlying obligors or their affiliates, and in this regard, may obtain or be in possession of non-public information regarding the underlying guaranteed securities or related persons which may not be made available to noteholders.

Risks Relating to the FDIC Guarantee

Acceleration of the underlying guaranteed securities or the notes will not be available if the FDIC makes timely payments.

Upon an event of default on the underlying guaranteed securities (including a default involving bankruptcy), neither the trustee of the underlying guaranteed securities (if any) or a designated representative, as applicable, nor the holders of the underlying guaranteed securities, including the issuing entity, will be entitled to accelerate the maturity of the underlying guaranteed securities as long as the FDIC makes timely payments on the underlying guaranteed securities.

Guarantee payments by the FDIC may be delayed.

The regulations governing the TLG Program do not specify a period within which the FDIC is required to make the guarantee payments after it receives a written demand with a conforming proof of claim from the trustee, as designated representative of the debtholders of the underlying obligor, and verifies the same. Therefore, if the FDIC does not timely make the guarantee payments after it is required to do so, the guarantee payments on the underlying guaranteed securities could be delayed from the date the payment is due under the terms of the underlying guaranteed securities. If such payment delay extends beyond the payment date of the related series notes, then payment of interest or principal on the notes will be delayed.

The FDIC will not pay any additional interest or penalty amounts in respect of any event of default on the underlying guaranteed securities or any delay resulting from a failure of the FDIC to make timely payment of principal or interest. See “Description of the FDIC TLG Program—Terms of the FDIC Guarantee” in this prospectus. Therefore, any resulting delays on distributions to the noteholders will not result in any additional or penalty interest owing to the noteholders or any acceleration of the notes.

The issuing entity may lose the right to payment under the FDIC guarantee if the FDIC claims process is not followed.

In order to recover payment under the FDIC guarantee after the failure of the underlying obligor to pay on the underlying guaranteed securities, the trustee, as designated representative of the underlying obligor, must make a written demand, with the required proof of claim, to the FDIC within 60 days of the occurrence of a failure to pay. As described below in the subsection entitled “Description of the FDIC TLG Program—Terms of the FDIC Guarantee,” if the trustee fails to follow the FDIC claims process pursuant to the TLG Program, the issuing entity, as holder of the underlying guaranteed securities, may be deprived of all rights and remedies with respect to the guarantee claim. If this happens, the holders of the notes will experience a loss.

The determination of the FDIC on any matter relating to the FDIC claims process will be final and binding, subject to judicial review.

The determination by the FDIC on any matter relating to the FDIC claims process will be a final administrative determination, which will be final and binding on all concerned, including the holders of the underlying guaranteed securities such as the issuing entity. Holders of the underlying guaranteed securities, including the issuing entity, will have the right to challenge the FDIC’s determination only by commencing an action in the appropriate U.S. District Court within 60 days after the FDIC makes its determination.

The TLG Program is new and subject to change.

The TLG Program is new and no claims have been made or paid under it to date. The TLG Program is governed by the final rules that were adopted by the FDIC on November 21, 2008, and those rules may be amended and are subject to evolving interpretation by the FDIC after the date of this prospectus. Thus, the ability of the trustee, on behalf of the noteholders, to obtain payment on the underlying guaranteed securities under the FDIC guarantee is subject to rules, procedures and practices of the FDIC that could be changed at any time and from time to time in the future. This summary of the FDIC guarantee and the risks of investing in reliance on that guarantee, as specified in this prospectus and each prospectus supplement, are based solely on the final rules adopted by the FDIC as of the date of this prospectus.

If the underlying guaranteed securities do not comply with the rules of the TLG Program, the FDIC is not required to make any payments.

The underlying obligors will represent and warrant in the related securities purchase agreement that the underlying guaranteed securities comply with the requirements of the TLG Program. We will not, however, independently determine whether the underlying guaranteed securities comply with the requirements of the TLG Program. If the underlying guaranteed securities do not comply with the rules of the TLG Program, then the FDIC may refuse to make any payments and the holders of the notes may suffer a loss.

If the required notice is not given to the FDIC, the FDIC may not be required to make any payments and the holders of the notes will suffer a loss.

Under the TLG Program, the FDIC is not required to make any payment unless it receives an appropriate notice from the underlying obligor, a trustee for the holders of the underlying guaranteed securities (if any), or a designated entity within specified time limits. The holders of the notes are not authorized or permitted to give this notice. Thus, if the underlying obligor, the trustee for the holders of the underlying guaranteed securities, and any designated entity fail to give proper notice of a payment default on the underlying guaranteed securities to the FDIC within the required time limits, the FDIC may refuse to make any payments and the holders of the notes will suffer a loss.

Special Note Regarding Forward Looking Statements

Statements in this prospectus and the prospectus supplement, including those concerning expectations as to our ability to purchase underlying guaranteed securities, to structure and to issue notes, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements, which represent the expectations and beliefs of Securitized Asset Backed Receivables LLC about future events. Actual results may vary materially from expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled “Risk Factors” in this prospectus and in the prospectus supplement.

The Issuing Entity

General

The issuing entity will be established as a common law trust pursuant to a trust agreement by and between Securitized Asset Backed Receivables LLC and a trustee. The issuing entity may issue one or more series of notes, and may have issued notes prior to the notes described in the prospectus supplement and may issue additional notes in the future on the terms and conditions described in the prospectus supplement.

The notes of a series will be issued by the issuing entity pursuant to a series supplement described in the related prospectus supplement. Each note will evidence a beneficial ownership interest in the issuing entity, whose assets consist of a pool of underlying guaranteed securities, payments made on the underlying guaranteed securities and funds held in certain accounts, in each case held by the trustee on behalf of the issuing entity.

The trust agreement will limit the operations of the issuing entity to the following activities:

•	acquire, hold, maintain and dispose of underlying guaranteed securities, other assets of the issuing entity and any proceeds therefrom;

•	issue notes of one or more series;

•	make payments of principal and interest on the notes; and

•	engage in any incidental or related activities.

In addition, the trust agreement for the issuing entity will prohibit the issuing entity from taking certain actions, including but not limited to:

•

combining, consolidating or merging with or into any other person, converting into an entity that is not a trust, reorganizing the issuing entity in a jurisdiction other than New York or, to the fullest extent permitted by applicable law, dissolving, liquidating or transferring substantially all of its assets;

•	becoming or holding itself out as being liable for the debts of any other person, or holding out its credit as being available to satisfy the obligations of any other person;

•

pledging the assets of the issuing entity, lending or advancing any money to any other person or endorsing or otherwise becoming contingently liable for, or paying from its funds, the obligations or indebtedness of any other person; and

•

making an investment in or for the benefit of, any other person, other than by the acquisition of underlying guaranteed securities and the temporary investment of payments thereof pending distribution.

Following the acquisition of underlying guaranteed securities, the assets of the issuing entity will include:

•

underlying guaranteed securities purchased with the proceeds from the issuance of the notes, and underlying guaranteed securities that the issuer may have acquired previously or may acquire in the future, including the rights to receive guarantee payments on such securities from the FDIC under the TLG Program;

•

all principal and interest payments, income, and other proceeds the trustee receives on account of any underlying guaranteed securities, including any guarantee payments under the TLG Program, and any proceeds from the sale or other disposition of the underlying guaranteed securities;

•	all moneys and investments held in the accounts created under the trust agreement and related series supplement, and all investment income thereon;

•	rights under any securities purchase agreement; and

•	any other property described in the related prospectus supplement.

Acquisition of Underlying Guaranteed Securities

The depositor will purchase underlying guaranteed securities originated in connection with the TLG Program from certain eligible entities. The depositor will transfer the underlying guaranteed securities to the issuing entity pursuant to the terms of the trust agreement and the various series supplements. The depositor will be obligated to deliver each underlying guaranteed security and related documentation to the trustee, and to deliver the instruments of transfer for the underlying guaranteed securities as necessary for a valid transfer of the securities.

Each underlying obligor will make representations, warranties and covenants in a securities purchase agreement with respect to the underlying guaranteed securities issued by it, including but not limited to the following:

•	it is eligible to participate in the TLG Program and has entered into a master agreement with the FDIC;

•

the related underlying guaranteed security is fully guaranteed under the TLG Program and all amounts payable thereunder are within the dollar limits imposed by the regulations governing the TLG Program;

•	it has and will comply with the regulations governing the TLG Program and any restrictions imposed in such regulations; and

•

the related underlying guaranteed security has been duly executed and delivered and constitutes the legal, valid and binding obligation of such underlying obligor, enforceable in accordance with its terms.

The depositor’s transfer of the underlying guaranteed securities to the issuing entity will be without recourse. The depositor will also represent and warrant that each sale of underlying guaranteed securities to the issuing entity is a valid transfer of those securities and it is the sole owner and holder of each underlying guaranteed security and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances. In addition, the depositor, the trustee and the issuing entity will treat the conveyance of the underlying guaranteed securities as a sale. The depositor will take all actions that are required so the issuing entity will be treated as the legal owner of the underlying guaranteed securities.

The Depositor and Sponsor

Securitized Asset Backed Receivables LLC, a Delaware limited liability company, will be the depositor under the trust agreement. Securitized Asset Backed Receivables LLC will also be the “sponsor” with respect to the notes within the meaning of Item 1101(l) of Regulation AB under the Securities Act of 1933, as amended. The depositor has been structured as a bankruptcy-remote, special purpose entity. Its limited liability company agreement contains certain limitations, including restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its directors, including its independent director (although this restriction may not be enforceable).

Securitized Asset Backed Receivables LLC is a direct wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The depositor maintains its principal office at 1201 North Orange Street, Suite 800, Wilmington, Delaware 19801. Its telephone number is (302) 884-6746.

Barclays Bank PLC, together with its subsidiary undertakings (taken together, “the Group”), is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling loans and other securities, offering securities or other mortgage- or asset-related securities, and related activities.

Neither the depositor nor any of the depositor’s affiliates, including Barclays Bank PLC and Barclays Capital Inc., will insure or guarantee distributions on the securities of any series.

Description of the Notes

The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the trust agreement and related series supplements for a complete description of the terms of the notes.

The Notes

The issuing entity will issue notes in one or more series. The terms of the notes will be governed by the terms of a trust agreement between the issuing entity and the trustee, and a series supplement for each series of notes. The material terms of the series supplement will be described in the related prospectus supplement. The notes will be denominated in U.S. Dollars, and all payments on the notes will be made in U.S. Dollars.

Each series of notes will have a maturity date specified in the applicable prospectus supplement. Unless otherwise stated in the related prospectus supplement, no series of notes will have a maturity date that occurs after June 30, 2012.

A series of notes may have a floating or fixed interest rate that will be based on the interest rates payable on the related group of underlying guaranteed securities. The prospectus supplement will describe the maturity date, aggregate principal amount and method of determining the interest rate and interest to be distributed on each series of notes.

Fixed Rate Notes

Fixed rate notes will bear interest from the date and at the rate per annum specified in the related prospectus supplement.

Interest on the fixed rate notes will be paid in arrears on each distribution date. The distribution date for the fixed rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement.

Floating Rate Notes

Floating rate notes will bear interest from the date and at the rate per annum determined by reference to LIBOR, the federal funds rate or the Prime Rate, as described in the related prospectus supplement for such series. In determining the floating rate on the notes at any time, the trustee (or a calculation agent on its behalf) will also add or subtract any specified spread, as specified in the related prospectus supplement. The interest rate applicable to any series of floating rate notes will in no event be higher than any maximum rate permitted by law.

If the issuing entity issues a series of floating rate notes, it will appoint a calculation agent to calculate interest on that series. The applicable prospectus supplement will identify the calculation agent, which may be the trustee. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate notes.

Interest on the floating rate notes will be paid in arrears on each distribution date. The distribution date for the floating rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. The amount of interest payable to registered owners of floating rate notes for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed.

The interest rate payable on the floating rate notes may be subject to limitations described in the related prospectus supplement.

LIBOR Rate Notes.  If the notes bear interest based on a LIBOR rate, then LIBOR, for any interest accrual period, will be the London interbank offered rate for deposits in U.S. dollars having the specified maturity commencing on the first date of the interest accrual period, which appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second London banking day before the beginning of each interest accrual period. If this rate does not appear on Reuters Screen LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered approximately at 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks. The trustee or calculation agent will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee or the calculation agent, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous accrual period. Interest due on LIBOR rate notes for any accrual period generally will be determined on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

Federal Funds Rate Notes.  If the notes bear interest based on a federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest rate determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption “Federal Funds (Effective)” or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the trustee. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a business day shall be the Federal Funds Rate for the preceding business day as determined above.

Prime Rate Notes.  If the notes bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest rate determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading “Bank Prime Loan.” The trustee will observe the following procedures if the Prime Rate cannot be determined as described above:

•

If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest rate determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

•

If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest rate determination date, then the issuer administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as “USPRIME1” as that bank’s prime rate or base lending rate as in effect on that interest rate determination date.

•

If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest rate determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest rate determination date by three major banks in New York City selected by the issuer administrator.

•	If the banks selected by the trustee are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest rate determination date.

Maturity Date and Principal Repayment

The maturity date of any series of notes will be specified in the related prospectus supplement. On or before the maturity date of a series of notes, underlying guaranteed securities having an aggregate principal amount equal to the principal amount of the maturing notes will mature and all principal and interest on such underlying guaranteed securities will be due and payable. Any shortfalls in principal after applying excess amounts available to the issuing entity after required distributions on other series of notes, if any, will be allocated pro rata to the holders of the series of notes experiencing the shortfall.

The principal of the notes will be distributable at the office of the trustee upon presentation and surrender of the notes. Payment of principal on any notes and all interest payments will be made to the registered owner by check or draft mailed on the distribution date by the trustee to the registered owner at its address as it last appears on the registration books kept by the trustee at the close of business on the record date for such distribution date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the trustee.

Distribution of FDIC Guarantee Payments

If any payments are received by the trustee from the FDIC in connection with its guarantee of any underlying guaranteed security that relates to a payment of interest or principal the scheduled payment date of which has past, the issuing entity will distribute the guarantee payment to the applicable noteholders not later than the next business day, and will not wait until the next scheduled distribution date to make such distribution.

Redemption

The notes will not be redeemable, in whole or in part, prior to their maturity date. However, distributions of principal on the notes of any series may be accelerated upon the occurrence of certain events of default if the noteholders of such series elect to accelerate payments on their notes. See “Summary of the Trust Agreement Provisions—Events of Default” in this prospectus.

Sources of Payment for the Notes

General

Each note will evidence a beneficial ownership interest in the issuing entity, whose assets consist of a pool of underlying guaranteed securities, payments made on the underlying guaranteed securities and funds held in certain accounts, in each case held by the trustee on behalf of the issuing entity. The pool of underlying guaranteed securities will be organized into one or more groups based on their characteristics and will be designated by the issuing entity as relating to a specified series of notes. Each underlying guaranteed security in a group will have a substantially similar interest rate, maturity date and scheduled payment frequency, and each series of notes will represent the right to receive distributions derived primarily from amounts collected on underlying guaranteed securities in a specific group. Each series of notes will have the same designation as the designation the depositor has given to the related group of underlying guaranteed securities. On each distribution date, amounts in excess of required distributions on a series of notes, if any, will be used for shortfalls in required distributions on any other series of notes outstanding.

The following assets will serve as the primary source of repayment for the notes:

•

all principal and interest payments, income, and other proceeds the trustee receives on account of any underlying guaranteed securities, including any guarantee payments under the TLG Program, and any proceeds from the sale or other disposition of the underlying guaranteed securities;

•	all moneys and investments held in the accounts created under the trust agreement and related series supplement, and all investment income thereon;

•	rights under any securities purchase agreement; and

•	any other property described in the related prospectus supplement.

Each time notes are sold pursuant to this prospectus, we will provide a prospectus supplement relating to the series of notes being offered that will include:

•	a description of the aggregate principal amount, authorized denominations, interest rate, or the method of determining the interest rate and interest to be distributed on the notes and maturity date;

•	certain limited information concerning the material characteristics of the underlying guaranteed securities; and

•	information with respect to any outstanding series of notes, including:

•	the name and designation of each series;

•	the date or dates on which the notes of each series were issued;

•	the aggregate principal amount;

•	the interest rate or method used to determine the interest rate; and

•	the maturity date.

Flow of Funds and Accounts

The following accounts will be created by the trustee under the trust agreement and related series supplement and maintained in the name of the trustee for the benefit of the noteholders:

•	Acquisition Account

•	Collection Account

•	Distribution Account

The trustee will invest money held in accounts created under the trust agreement and related series supplement in investment securities (as defined in the trust agreement). Generally, such amounts will be invested in cash or U.S. government or agency obligations with a rating or ratings equal to or greater than that specified by the rating agencies rating the issuing entity’s notes, with maturities no longer than the earlier of the next distribution date or maturity date of such series and as otherwise specified in the trust agreement. Money in any account created under the trust agreement may be pooled for purposes of investment. The trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. It is only responsible to comply with investment guidelines specified in the trust agreement and series supplement in a non-negligent manner.

The trustee will be authorized under the trust agreement to establish any additional accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

Acquisition Account; Purchase of Underlying Guaranteed Securities

We will deposit most of the proceeds from the sale of any notes by the issuing entity into the Acquisition Account. As described in the related prospectus supplement, money on deposit in the Acquisition Account may be used to pay costs of issuance of the notes and to acquire underlying guaranteed securities and to pay any upfront trustee fees, as specified in the applicable series supplement.

The underlying guaranteed securities acquired with the proceeds of each series of notes will be held in the name of the trustee for the account of the issuing entity, for the benefit of the registered owners of the notes of such series.

Collection Account

The trustee will deposit into the Collection Account all payments on underlying guaranteed securities and any other income, revenues and amounts received.

On each distribution date, money in the Collection Account will be used and transferred to one or more distribution accounts established for each series of notes and used to pay principal and interest on that series of notes in the priorities described in the related prospectus supplement.

Distribution Account

On each distribution date, the trustee will transfer from the Collection Account to the Distribution Account an amount described in the related prospectus supplement for the payment of interest, principal, fees, expenses and other amounts required to be distributed in connection with the applicable series of notes.

Additional Notes

The issuing entity may, upon complying with the provisions of the trust agreement, issue from time to time before June 30, 2009, or such later date as the FDIC may designate as the final issuance date under the TLG Program, one or more new series of notes backed by the assets of the issuing entity relating to such series. We may take those actions without notice to or the approval of the holders of any outstanding notes.

In addition, if so described in the related prospectus supplement, the issuing entity may, upon complying with the provisions of the trust agreement and related series supplement, issue from time to time additional notes of an existing series having the same interest rate, maturity date and other terms (except for the public offering price and issue date) as the existing notes of such series.

The proceeds of the sale of the new notes will be used by the issuing entity to acquire additional underlying guaranteed securities. If these underlying guaranteed securities are designated for a group relating to an existing series, then payment on these additional underlying guaranteed securities will, together with the underlying guaranteed securities previously acquired by the issuing entity for such existing series, be allocated to distributions of principal and interest on all new and existing notes of such series equally. The new notes of an existing series will be on parity with and have the same priorities of distributions as the existing notes of such series.

The issuer will not issue additional notes of an existing series or notes of a new series unless the trustee has received a rating confirmation from each rating agency rating a series that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.

There will be no independent verification of the sponsor’s exercise of authority or determination to cause the issuing entity to issue additional notes. Noteholders will not be entitled to consent to any future issuance of notes, although they will receive notice of such issuance in the periodic statements available to noteholders.

If the terms or provisions of the TLG Program are amended or modified after the closing date in a manner that is materially adverse to the holders of underlying guaranteed securities originated after the effective date of such new terms or provisions, including but not limited to terms or provisions relating to the guarantee applicable to underlying guaranteed securities, the issuing entity will not issue additional notes of an existing series in connection therewith.

The Underlying Guaranteed Securities

The issuing entity will use the proceeds of each series of notes to purchase underlying guaranteed securities from the depositor pursuant to the terms of the trust agreement. The composition of this pool of underlying guaranteed securities may change over time if new underlying guaranteed securities are purchased by the issuing entity as described herein, and in connection with the issuing entity issuing additional series of notes or additional notes of an existing series.

The depositor will purchase the underlying guaranteed securities directly from certain eligible entities, and will transfer the underlying guaranteed securities to the trustee, on behalf of the issuing entity pursuant to the terms of the trust agreement. The depositor will deliver the note evidencing each underlying guaranteed security, if any, and related documentation to the trustee, together with instruments of transfer as may be necessary for a valid transfer of the underlying guaranteed securities. The underlying obligors will ultimately receive a portion of the proceeds from the sale of the underlying guaranteed securities from the depositor to the trustee.

The interest rates, interest payment dates, maturity dates and aggregate initial principal balance of each group of underlying guaranteed securities will be substantially similar to the respective terms of the related series of notes.

Each prospectus supplement will describe the material terms of the pool of underlying guaranteed securities, but will not provide detailed information with respect to the underlying guaranteed securities. Limited investigation of the underlying guaranteed securities and the underlying obligors will be made by the depositor, the issuing entity, the underwriters and the trustee in connection with each offering of notes. The underlying guaranteed securities will be selected for inclusion in the trust by the depositor primarily based on the payment characteristics of the underlying guaranteed securities, and the availability of the FDIC guarantee for such underlying guaranteed securities. Each underlying guaranteed security will be issued pursuant to an indenture, issuing and paying agency agreement or similar agreement. Any material terms of the underlying guaranteed securities not described in this prospectus will be described in the related prospectus supplement.

Each of the underlying obligors has represented to us that, as of the date we acquired the underlying guaranteed security from it, it is a “well capitalized” institution within the meaning of applicable statutes and regulations. The issuing entity will take commercially reasonable steps to confirm that all underlying guaranteed securities it purchases, are issued by eligible entities that are participants in the TLG Program. However, the TLG Program is new and the rules covering eligibility, claims and payments may be amended and are subject to evolving interpretation by the FDIC. See “Risk Factors—Risks relating to the FDIC Guarantee” in this prospectus.

Description of the FDIC TLG Program

In response to the current bank liquidity crisis and resulting economic instability, the Secretary of the Treasury of the United States, in consultation with the President and upon the recommendation of the Board of Directors of the FDIC and the Board of Governors of the Federal Reserve System, has invoked the systemic risk exception of the Federal Deposit Insurance Improvement Act of 1991. This action permits the FDIC to take any action or provide assistance to mitigate the effects of the current economic turmoil. The FDIC has used this authority to provide a guarantee for newly issued senior unsecured debt of certain eligible entities under the TLG Program.

FDIC-insured depository institutions, including U.S. banks (other than insured branches of foreign banks) and U.S. savings and loan associations, U.S. bank holding companies and certain U.S. savings and loan holding companies, among others, are eligible to participate in the TLG Program. The underlying guaranteed securities issued by the underlying obligors are guaranteed by the FDIC under that program. The FDIC has concluded that the guarantee by the FDIC under the TLG Program (the “FDIC Guarantee”) is subject to the full faith and credit of the United States pursuant to Section 15(d) of the Federal Deposit Insurance Act.

However, the FDIC guarantee is subject to certain limitations that you should consider. Furthermore, the FDIC guarantee is exempt from the registration requirements of the Securities Act and is not covered by the protections of the Trust Indenture Act of 1939.

Under the TLG Program, the FDIC will guarantee payment of interest and principal of qualifying debt issued by eligible entities on or before June 30, 2009, or such later date as the FDIC may designate as the final issuance date under the TLG Program, subject to certain restrictions. Among other restrictions, an issuer of underlying guaranteed securities may not use the proceeds to prepay or repurchase any of its other debt that is not FDIC-guaranteed. In addition, unless an issuer of underlying guaranteed securities has issued the maximum permitted amount of FDIC-guaranteed debt, it may not issue any qualifying debt that is not covered by the FDIC guarantee unless it issues debt with a maturity date after June 30, 2012 and pays an FDIC assessment fee. Issuers of the underlying guaranteed securities under the TLG Program must pay certain assessment fees to the FDIC.

The FDIC guarantee will automatically terminate on June 30, 2012. Because the scheduled maturity of each underlying guaranteed security acquired by the issuing entity will be prior to such date, we expect that the underlying guaranteed securities will be guaranteed by the FDIC pursuant to the TLG Program at all times up to and including the maturity of the underlying guaranteed securities.

The TLG Program is new and the rules, procedures and practices of the FDIC governing the operation of the program, may be amended and are subject to evolving interpretation by the FDIC. The following summary is based on the final rules for the TLG Program adopted by the FDIC on November 21, 2008. The details of the FDIC guarantee are specified in the FDIC’s regulations, 12 C.F.R. Part 370, and at the FDIC’s website at www.fdic.gov/tlgp (the FDIC website is not incorporated by reference herein).

You should be aware that the notes offered by this prospectus are not guaranteed under the TLG Program, any other FDIC program or by any other agency or instrumentality of the United States.

Before investing in the notes, you should read carefully the following description of the TLG Program and the FDIC guarantee, as well as the related risk factors under “Risks Relating to the FDIC Guarantee.”

Terms of the FDIC Guarantee

Please note that this subsection entitled “Terms of the FDIC Guarantee” describes the terms of the FDIC guarantee applicable to the underlying guaranteed securities held by the issuing entity, but does not apply to the notes.

Under the TLG Program, if the underlying obligor fails to make a timely payment of principal or interest on the underlying guaranteed securities and does not cure such failure to pay within the period prescribed in the agreements governing the terms of the underlying guaranteed securities, the FDIC will make scheduled payments of the unpaid principal and interest pursuant to the terms of the underlying guaranteed securities.

The underlying obligor must notify the FDIC within one business day of any default in the payment of principal or interest when due, without giving effect to any cure period, with respect to any indebtedness of the underlying obligor (including debt that is not subject to the FDIC guarantee), regardless of when such debt was issued or whether the default would result, or would reasonably be expected to result, in an event of default under any senior unsecured debt of the issuer that is subject to the FDIC guarantee. A demand for payment on the guaranteed amount must be made on behalf of all holders of debt subject to a payment default by the trustee, as the designated representative of the debtholders, as provided under the master agreement that each eligible entity, including each underlying obligor, must enter into with the FDIC. The demand must be accompanied by a proof of claim that includes certain specified information. The trustee for the underlying guaranteed securities or the trustee for the notes, as the designated representative, will agree to make the demand to the FDIC promptly, but under the TLG Program all demands must be made within 60 days of the occurrence of the payment default for which the demand is made. If the demand is not made within such period, the FDIC will be under no obligation to make the payments on the underlying guaranteed securities under the FDIC guarantee. Although the regulations governing the TLG Program provide that the FDIC will make a payment of the guaranteed amount upon receipt of a conforming proof of claim, if timely filed, the TLG Program does not specify a deadline by which the FDIC must make payment following receipt of a proper demand.

If the underlying obligor fails to make any payments on such securities when due, the resulting event of default will not permit the underlying obligor, the trustee of the underlying guaranteed securities (if any) or a designated representative, as applicable, or the holders of the securities (including the issuing entity) to accelerate the maturity of the underlying guaranteed securities during any period when the FDIC is making timely guarantee payments of principal and interest in respect of the underlying guaranteed securities. In addition, subject to the terms of a master agreement between the underlying obligor and the FDIC, no event of default, including any resulting from bankruptcy of the underlying obligor, will result in the automatic acceleration of such underlying guaranteed securities. As a result, the remedies that would otherwise be available under the agreements governing the terms of the underlying guaranteed securities to the holders of the underlying guaranteed securities (including the issuing entity), upon the occurrence of an event of default will be substantially limited and, among other things, will not include any right to accelerate the maturity of the underlying guaranteed securities upon a payment default if the FDIC makes timely guarantee payments under the TLG Program.

The FDIC will not pay any additional interest or penalty amounts in respect of any event of default or resulting delay in payment that may occur. If the FDIC makes payment under the FDIC guarantee on any underlying guaranteed securities upon a failure to pay by the underlying obligor, the FDIC will be subrogated to the claims of the holders of the underlying guaranteed securities, including the issuing entity, against the underlying obligor. In addition, the underlying obligor, the trustee of the underlying guaranteed securities (if any) or a designated representative, as applicable, will assign the rights of all holders of the underlying guaranteed securities, including the issuing entity, to the FDIC if a bankruptcy proceeding is commenced with respect to the underlying obligor, so that the FDIC may receive any and all distributions on the underlying guaranteed securities from the proceeds of the underlying obligor’s receivership or bankruptcy estate. In such a case, if any holder of the underlying guaranteed securities, including the issuing entity, has received any distribution from the receivership or bankruptcy estate prior to the FDIC’s payment under the FDIC guarantee, the guaranteed amount paid by the FDIC to such holder will be reduced by the amount the holder has received in the distribution from the receivership or bankruptcy estate. Also, when the FDIC commences making payments on underlying guaranteed securities upon a failure to pay, the trustee of the underlying guaranteed securities (if any) or a designated representative, as applicable, is obligated to assign its right as representative of the holders to receive any and all payments from the underlying obligor to the FDIC.

Each underlying obligor will have entered into a master agreement with the FDIC pursuant to which the underlying obligor will agree to pay the FDIC any amounts the FDIC pays to the holders of the underlying guaranteed securities, including the issuing entity, under the FDIC guarantee. An issuer of debt guaranteed under the TLG Program may designate under the master agreement a “representative” for the purposes of submitting claims or taking other actions under the TLG Program. We expect that the trustee will be named as the representative of the issuing entity (as the debtholder of each underlying obligor) for the purposes of submitting claims or taking other actions under the TLG Program with respect to the related underlying guaranteed securities, pursuant to each master agreement between the underlying obligors and the FDIC. In addition, the underlying obligors will agree not to amend or waive any provision of the underlying guaranteed securities required by the master agreement with regard to principal, interest, payment, default or ranking without the express written consent of the FDIC.

If an underlying obligor fails to make payments of interest or principal on the underlying guaranteed securities, the ability of the holders of those underlying guaranteed securities to receive such payments will be determined under the TLG Program. Therefore, the holders’ ability to receive such payments will be subject to the FDIC’s claims procedures and the FDIC’s administration of the Temporary Guarantee Program rules. Investors in the notes should read these rules, which may be found at http://www.fdic.gov/news/board/08BODtlgp.pdf (the FDIC website is not incorporated by reference herein).

The FDIC will make all determinations as to amounts payable under its guarantee. The FDIC’s determinations will be final and binding on all persons, including the issuing entity, as holder of the underlying guaranteed securities, subject only to the right of a holder or other interested party to seek judicial review by commencing an action in the appropriate U.S. District Court within 60 days after the FDIC makes its final determination.

Book-Entry Registration

General

Investors acquiring beneficial ownership interests in the notes issued in book-entry form may hold their notes in the United States through DTC (as defined under the caption “Depositary Institutions” below) or outside of the United States through Clearstream or Euroclear (each as defined under the caption “Depositary Institutions” below) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

Principal and interest payments on the notes are to be made to Cede & Co., the nominee of DTC. DTC’s practice is to credit direct participant’s accounts upon receipt of funds and corresponding detail information from the issuing entity on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and shall be the responsibility of the participant and not of DTC, the trustee or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the issuing entity, or the trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. Under a book-entry format, noteholders may experience a delay in their receipt of payments, since payments will be forwarded by the trustee to DTC, which will forward the payments to its participants who will then forward them to indirect participants or noteholders.

DTC has advised that it will take any action permitted to be taken by a noteholder under the trust agreement only at the direction of one or more participants to whose accounts with DTC the notes are credited. Clearstream and Euroclear will take any action permitted to be taken by a noteholder under the trust agreement on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity, or the trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

None of the issuing entity, the depositor, the trustee or the underwriters will have any responsibility or obligation to any DTC participants, Clearstream participants or Euroclear participants or the persons for whom they act as nominees with respect to the accuracy of any records maintained by DTC, Clearstream or Euroclear or any participant, the payment by DTC, Clearstream or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes, the delivery by any DTC participant, Clearstream participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the trust agreement or related series supplement to be given to noteholders or any other action taken by DTC.

In certain circumstances, the issuing entity may discontinue use of the system of book entry transfers through DTC or a successor securities depository. In that event, note certificates are to be printed and delivered. DTC may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the issuing entity or the trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

Form, Denomination and Trading

The notes will be issued in minimum denominations and additional increments specified in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal amounts of not less than their applicable minimum denomination specified in the related prospectus supplement.

Interests in the notes will be represented by a global note certificate held through DTC (each, a “global note certificate”).

On or about the closing date for the issuance of any series of notes, the depositor on behalf of the issuing entity will deposit a global note certificate for each series of notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC.

At all times the global note certificates will represent the outstanding principal amount, in the aggregate, of the related series of notes. At all times, with respect to each series of notes, there will be only one U.S. global note certificate for such notes.

DTC will record electronically the outstanding principal amount of each series of notes represented by a global note certificate held within its system. DTC will hold interests in a global note certificate on behalf of its account holders through customers’ securities accounts in DTC’s name on the books of its depositary. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s name on the books of its respective depositary which in turn will hold positions in customers’ securities accounts in such depositary’s name on the books of DTC. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until definitive certificates are issued, it is anticipated that the only holder of notes will be Cede & Co., as nominee of DTC.

Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream as applicable, and their respective direct and indirect participants. Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Identification Numbers and Payments to the Global Certificates

The issuing entity will apply to DTC for acceptance in its book-entry settlement systems of each series of notes. Each series of notes will have the CUSIP numbers and ISINs , specified in the related prospectus supplement. Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system’s nominee as the registered holder of such global note certificate.

Because of time zone differences, payments to noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, in accordance with customary practices of the European clearing systems. No payment delay to noteholders holding notes clearing through DTC will occur on any distribution date, unless, as specified above, those noteholders’ interests are held indirectly through participants in European clearing systems.

Depositary Institutions

The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Some direct participants and/or their representatives, own part of The Depositary Trust & Clearing Corporation, the parent of DTC.

In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Purchases of the notes under the DTC system must be made by or through direct participants, which receive a credit for the notes on DTC records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners shall not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of such notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream”), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear operator”), under contract with Euroclear Clearance System plc., a United Kingdom corporation (the “Cooperative”). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations (see “Federal Income Tax Consequences” in this prospectus). Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the trust agreement or related series supplement on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary’s ability to effect such actions on its behalf through DTC.

Summary of the Trust Agreement Provisions

The issuing entity will issue notes pursuant to the trust agreement and related series supplement entered into with the trustee identified in the related prospectus supplement. We have filed a form of the trust agreement as an exhibit to the registration statement to which this prospectus is a part. The following is a summary of some of the provisions expected to be contained in the trust agreement. This summary is not comprehensive and reference should be made to the trust agreement for a full and complete statement of its provisions.

Assets Held by Trustee

The revenues and other money, underlying guaranteed securities and other assets the issuing entity holds under the trust agreement will be free and clear of any pledge, lien, charge or encumbrance. Except as otherwise provided in the trust agreement, the issuing entity will not create or voluntarily permit to be created any debt, lien or charge on the underlying guaranteed securities.

Statements of the Trustee and Issuing Entity

The trustee will prepare periodic statements that will include:

•	the amount of principal payments made with respect to each series of notes during the preceding interest accrual period;

•

the amount of interest payments made with respect to each series of notes and the applicable interest rates, including how such interest rates are calculated, for the preceding interest accrual period;

•	the outstanding principal amount of each series of the notes as of the close of business on the last day of the preceding interest accrual period;

•	the amount of principal and interest paid on the underlying guaranteed securities during the preceding interest accrual period;

•	the trust expenses paid during the preceding interest accrual period; and

•	the balance of underlying guaranteed securities held by the issuing entity for which a proof of claim has been submitted to the FDIC.

A copy of these reports may be obtained by any noteholder by a written request to the trustee.

Statements as to Compliance

The trust agreement will require the trustee to deliver to the depositor an annual compliance report and a certificate signed by an authorized officer of the trustee stating that, to the officer’s knowledge, the trustee has fulfilled its obligations under the trust agreement. If there has been a material default, the officer’s certificate will describe that default.

The trust agreement will require the trustee to deliver to the depositor an annual report regarding the trustee’s assessment of its compliance during the preceding fiscal year with all applicable servicing criteria specified in Item 1122 of Regulation AB for asset-backed securities transactions involving the trustee that are backed by the same types of assets as those backing the notes.

The trust agreement will also require that the trustee provide to the depositor an annual report prepared by a firm of independent public accountants attesting to the trustee’s assessment of compliance described in the preceding paragraph. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

You may obtain copies of these reports and certificates by sending a written request to the trustee.

Continued Existence; Successor

The issuing entity will not sell or otherwise dispose of all or substantially all of its assets, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with the issuing entity. Subject to certain conditions detailed in the trust agreement, these restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe the issuing entity’s agreements and obligations under the trust agreement.

Events of Default

The trust agreement will define the following events as events of default for all series of notes:

•	any repudiation by the FDIC of its obligations to perform under its guarantee;

•

any failure by the trustee to distribute to noteholders any required distribution which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the trustee by noteholders having principal balances aggregating not less than 5% of the aggregate of the outstanding principal amounts of all of the notes; and

•

default in the performance or observance of any of the trustee’s other covenants or agreements contained in the trust agreement, or any material representation or warranty made by the trustee in the trust agreement having been incorrect in any material respect as of the time when made, and continuation of such default or breach for a period of up to 30 days, after written notice thereof is given to the trustee.

Remedies on Default

Upon the occurrence of any event of default (other than an event of default relating to repudiation of the FDIC guarantee), and so long as such event of default shall not have been remedied, the holders of notes having outstanding principal amounts aggregating not less than 25% of the aggregate of the outstanding principal amounts of all of the notes may terminate all obligations and duties imposed upon the trustee under the trust agreement and name and appoint a successor or successors to succeed to and assume all of such obligations and duties. On and after the receipt by the trustee of such written notice and the acceptance by the successor or successors to the trustee, all obligations and duties imposed upon the trustee under the trust agreement shall pass to and vest in the successor or successors named in the notice.

Additionally, upon the occurrence of any event of default that materially and adversely affects any noteholders, the trustee may declare, or upon the written direction by the registered owners of at least 51% of the principal amount of any series of notes shall declare, the notes of that series immediately due and payable. A declaration of any such acceleration may be rescinded upon notice to the trustee by 51% of the registered owners of the notes of that series to the effect that such event of default has been cured or waived. Upon the occurrence of any such event of default and acceleration, the trustee may, or at the direction of such affected owners of notes the trustee shall, sell the relevant portion of the trust estate to the highest bidder in accordance with the requirements of applicable law, and shall distribute the proceeds thereof to the affected noteholders.

The Trustee

[Trustee Bank], a banking corporation organized under the laws of the State of [            ], acts in various capacities for the issuing entity. Its address is [            ].

[Trustee Bank] will serve as trustee of Guaranteed Debt Centralized Issuance Trust. In this capacity, we refer to [Trustee Bank] as “the trustee”. Additional information concerning the trustee can be found in the prospectus supplement relating to your series of notes.

Acceptance of Trust.  The trustee will accept the trusts imposed upon it by the trust agreement, and will perform those trusts, but only upon and subject to the following terms and conditions:

•	Except during the continuance of an event of default, the trustee undertakes to perform only those duties as are specifically specified in the trust agreement.

•

Except during the continuance of an event of default and in the absence of bad faith on its part, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of the trust agreement.

•

In case an event of default has occurred and is continuing, the trustee, in exercising the rights and powers vested in it by the trust agreement, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

•

Before taking any action under the trust agreement requested by registered owners, the trustee may require that it be furnished an indemnity bond or other reasonable security or indemnity satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the trustee.

Trustee May Act Through Agents.  The trustee may execute any of the trusts or powers under the trust agreement and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. The issuing entity will pay all reasonable costs incurred by the trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with that trust.

Duties of Trustee.  The trustee will not make any representations as to the validity or sufficiency of the agreements, the notes or of any assets or documents. If no event of default as defined in the trust agreement has occurred, the trustee is required to perform only those duties specifically required of it under the trust agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or any of the parties under the agreements.

The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

Indemnification of Trustee.  Unless an event of default has occurred, the trustee is under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under the trust agreement unless properly indemnified and provided with security to its satisfaction. However, the trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. The trustee will be reimbursed or indemnified by the issuing entity for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred. Failure by the issuing entity to pay, reimburse or indemnify the trustee will not entitle the trustee to any payment, reimbursement or indemnification from the assets of the issuing entity, nor will such failure release the trustee from its duties under the trust agreement. Any unpaid, unreimbursed or unindemnified amounts will not be borne by the issuing entity and will not constitute a claim against the issuing entity, but will be borne by the trustee in its individual capacity.

The depositor will agree to indemnify the trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the issuing entity, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate.

Compensation of Trustee.  The depositor will pay to the trustee compensation for all services rendered by it under the trust agreement, and also all of its reasonable expenses, charges, and other disbursements.

Resignation of Trustee.  The trustee may resign by giving notice in writing specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor trustee shall have been appointed pursuant to the provisions of the trust agreement and is qualified to be the trustee under the requirements of the provisions of the trust agreement.

Removal of Trustee.  The trustee may be removed:

•	at any time by the registered owners of at least 51% of the principal amount of the notes then outstanding under the trust agreement, or

•	if it ceases to comply with the eligibility criteria specified in the trust agreement.

In the event the trustee is removed, removal shall not become effective until:

•	a successor trustee shall have been appointed, and

•	the successor trustee has accepted such appointment.

Successor Trustee.  If the trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the trustee is taken over by any public officer or officers, the depositor may appoint a successor trustee. The depositor will cause notice of the appointment of a successor trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books and to each rating agency which has assigned a rating to the issuing entity’s notes.

Every successor trustee:

•	will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein,

•	will have a reported capital and surplus of not less than $50,000,000, and

•	will be authorized under the law to exercise corporate trust powers, and be subject to supervision or examination by a federal or state authority.

Merger of the Trustee.  Any corporation into which the trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the trust agreement, provided such corporation shall be otherwise qualified and eligible under the trust agreement, without the execution or filing of any paper of any further act on the part of any other parties thereto.

Amendment of Trust Agreement

Amendments of Trust Agreement not Requiring Consent of Registered Owners.  The depositor can agree with the trustee to enter into any amendments to the trust agreement for any of the following purposes without notice to or the consent of noteholders:

•	to cure any ambiguity or formal defect or omission in the trust agreement;

•	to grant to or confer upon the depositor or the trustee for the benefit of the registered owners any additional covenants, benefits, rights, remedies, restrictions, obligations, powers or authorities;

•

to add, change or eliminate any other provisions with respect to matters arising under the trust agreement, so long as (i) any such change described in the two bullets above will not, as evidenced by an opinion of counsel, cause the issuing entity to be treated as an association or publicly traded partnership treated as a corporation for federal income tax purposes or otherwise adversely affect the reporting treatment of the issuing entity as a grantor trust for tax purposes and (ii) the trustee has received written confirmation from each rating agency rating such notes that such amendment will not cause such rating agency rating such notes to reduce or withdraw the then-current rating thereof;

•	to evidence and provide for the acceptance of appointment of a trustee other than [Trustee Bank], as trustee for a series of notes;

•	to evidence and provide for the acceptance of appointment of a successor trustee with respect to the notes of one or more series;

•	to authorize the issuance of additional notes, including one or more additional series of notes, subject to the requirements of the trust agreement;

•	to make any changes necessary to comply with the Code and the regulations promulgated thereunder; or

•	at the request of the depositor, to add or modify provisions as the depositor deems necessary or appropriate for compliance with Regulation AB under the Securities Act of 1933, as amended.

An amendment not requiring the written consent of registered owners will be made only upon delivery to the to the trustee of an officer’s certificate of the depositor indicating that the amendment will not materially adversely affect the interests of the trustee or the noteholders, taken as a whole, and a legal opinion indicating that the amendment will not cause the issuing entity to be treated as an association or publicly traded partnership treated as a corporation for federal income tax purposes or otherwise adversely affect the reporting treatment of the issuing entity as a grantor trust for tax purposes.

Amendment of Trust Agreement Requiring Consent of Registered Owners.  Any amendment of the trust agreement other than those listed above must be approved by the registered owners of not less than a majority of the principal amount of the notes then outstanding under the trust agreement.

The changes described below may be made in amendments to the trust agreement only with the consent of the registered owners of all notes then outstanding:

•

a reduction in any manner of the amount of, or deferral of the timing of, payments received on underlying guaranteed securities or any other applicable obligation that are required to be distributed on any note; or

•	a reduction in the aggregate principal amount of the obligations required for consent to such amendment.

Limitation on Voting Rights of Non-U.S. Noteholders

In connection with any vote or other decision of the noteholders under the trust agreement (other than votes under the trust agreement relating to ministerial decisions, as determined for federal income tax purposes), each noteholder shall certify whether it is a U.S. person or a non-U.S. person for U.S. federal income tax purposes (and any noteholder not so certifying shall be treated as a non-U.S. person). The voting power of all noteholders that are non-U.S. persons (“non-U.S. noteholders”) shall be limited to a number of votes so that the effect of such limitation is to limit the aggregate voting power of each relevant group of non-U.S. noteholders to one less than the number of votes needed to approve or block the approval of any matter being voted on. Thus, in the case of an amendment (or other matter) that requires (A) 100% approval of certain noteholders, the otherwise voting non-U.S. noteholders shall have no votes, (B) the approval of a majority of certain noteholders, the otherwise voting non-U.S. noteholders will be treated as having, in the aggregate, one less note (or if voting is by principal or similar balance, one less dollar of principal or similar balance) than the number of notes (dollars) held by U.S. persons eligible to participate in such vote, and (C) the approval of 66 2/3% of certain noteholders, the otherwise voting non-U.S. noteholders will be treated as having, in the aggregate, one less than 1/2 of the number of notes (or if voting is by principal or similar balance, one less dollar of principal or similar balance) than the number of notes held by U.S. persons eligible to participate in such vote.

Trusts Irrevocable

The trust created by the trust agreement is irrevocable until the notes and interest thereon are fully paid or provision is made for their payment as provided in the trust agreement.

Satisfaction of Trust Agreement

If the registered owners of the notes issued under the trust agreement are paid all the principal, interest and any other amounts owing with respect to their notes, at the times and in the manner stipulated in the trust agreement, then the trust estate will thereupon terminate and be liquidated. The trustee will pay all money held by it under the trust agreement to the party entitled to receive it under the trust agreement.

Reports

Periodic reports concerning the issuing entity as required under the terms of the applicable agreements will be delivered to the noteholders. Generally, you will receive those reports not from the issuing entity, the depositor or the trustee, but through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes.

On or before the business day following each distribution date, the trustee will forward to each holder of record of the applicable notes a statement including the information specifically described in the trust agreement.

See “Incorporation of Documents by Reference; Where to Find More Information” in this prospectus for information as to how these reports may be accessed.

Certain Federal Income Tax Considerations

General

The following is a discussion of certain federal income tax considerations relating to the purchase, ownership and disposition of notes. This discussion is intended as an explanatory discussion of the consequences of holding notes generally and does not purport to furnish information with the level of detail that would be expected to be provided by an investor’s own tax advisor, or with consideration of an investor’s specific tax circumstances. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situation. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service (the “IRS”) and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the issuing entity’s opinions. If, contrary to those opinions, the issuing entity is characterized or treated as a corporation for federal income tax purposes, among other consequences, the issuing entity would be subject to federal income tax and similar state income or franchise taxes on its income and distributions to holders of the notes could be impaired.

The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions specified in this summary. This summary does not purport to address all federal income tax matters that may be relevant to holders of notes. For example, it generally is addressed only to original purchasers of notes that are United States investors, deals only with securities held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold notes as part of a hedge, straddle, integrated or conversion transaction, or holders whose “functional currency” is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in any entity that is a beneficial owner of notes. Prospective investors also should be aware that, under Circular 230 (i.e., the regulations governing practice before the Internal Revenue Service, located at 31 C.F.R. part 10), this discussion and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of notes. It is recommended that investors consult their own tax advisors in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of notes.

Classification of the Issuing Entity

The issuing entity expects to be treated as a fixed investment or grantor trust, and expects the notes to constitute beneficial ownership interests in the assets of such trust, in each case for U.S. federal income tax purposes. Upon issuance of the notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the trust agreement without any waiver thereof, the issuing entity will not be classified as an association or publicly traded partnership treated as a corporation for such purposes. Each holder of a note will be deemed to agree to treat the issuing entity as a fixed investment or grantor trust, and to treat the notes as beneficial ownership interests in the assets of such trust, for U.S. federal income tax purposes.

If, notwithstanding the foregoing expected treatment, the issuing entity were classified as other than fixed investment or grantor trust for federal income tax purposes, such entity would be treated as one or more partnerships. Although partnership treatment could affect the timing, character, source and other tax attributes with respect to an investment in notes, any such differences generally would not be expected to be materially adverse for most investors; however, investors are cautioned to consult with their own tax advisers with respect to any affect on them in their own particular circumstances. Except as otherwise indicated, this discussion assumes that the issuing entity is properly characterized in accordance with its expected treatment as a fixed investment or grantor trust.

Taxation of Holders of Notes

General.  In accordance with the classification of the issuing entity as a grantor trust for federal income tax purposes, each holder of a note will be treated for federal income tax purposes as owning a beneficial ownership interest in the underlying guaranteed securities and other assets of the issuing entity backing its notes. Accordingly, each holder of a note generally will be required to include in income its proportionate share of the gross income from (and may deduct its proportionate share of the losses and deductions attributable to) the related underlying guaranteed securities at the same time and to the same extent as such items would be included in income or deducted if such holder had purchased and held directly such interest in the related underlying guaranteed securities. An investor’s purchase price for its note would be allocable between such separate interests on the basis of their relative fair market value as of the date of purchase, and such purchaser would be separately taxable with respect to such separate interests. As a result of market discount, original issue discount or premium which may accrue with respect to interests in the underlying guaranteed securities, the amount includible in income by a holder of a note in any period may differ significantly from the amount distributable in respect of such note in such period. Investors should consult their own advisers with respect to the application of the market discount, original issue discount and premium provisions of the Code to their interest in underlying guaranteed securities represented by notes, as well as with respect to other relevant tax considerations.

A holder of a note that is an individual, estate or trust (or certain other pass-through entities) will be allowed deductions for its share of the portion of the issuing entity’s expenses attributable to the related underlying guaranteed securities only to the extent that the sum of those expenses and the holder’s other miscellaneous itemized deductions exceeds two percent of such holder’s adjusted gross income. In addition, the amount of itemized deductions otherwise allowable to a holder of a note who is an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by holders of notes who are subject to the foregoing limitations may be substantial. Moreover, a holder of a note that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include fees, if any, paid or deemed paid to the trustee. Although not entirely clear, it appears that in transactions in which multiple classes of interests (such as the notes) in grantor trusts are issued, the fees and expenses should be allocated among the interests using a method that recognizes that each such class benefits from the related services; in the absence of statutory or administrative clarification as to the method to be used, it currently is anticipated that information returns or reports to the IRS and noteholders may be based on a method that allocates the expenses among classes of notes with respect to each period based on the distributions made to each such class during that period.

Interest and Original Issue Discount.  Subject to the application of the original issue discount rules, a noteholder will be required to report its share of the interest income on the underlying guaranteed securities in accordance with the noteholder’s usual method of tax accounting. The original issue discount rules will apply to a note to the extent the note evidences an interest in underlying guaranteed securities issued with original issue discount. Very generally, a holder of a note that purchases such note at a cost a portion of which is allocable to an interest in underlying guaranteed securities issued with original issue discount will be required to include in gross income the note’s allocable daily portions of any original issue discount with respect to such interests; an underlying guaranteed security will be treated as having been issued with original issue discount to the extent that its “stated redemption price” (generally, its initial principal amount) exceeds its “issue price” (generally, its initial offering price), if such excess equals or exceeds a “de minimis” amount determined in accordance with applicable rules, and the daily portions of original issue discount are determined on the basis of a constant yield accrual, resulting in their inclusion in income in advance of the receipt of cash attributable to that income. Each such daily portion will be reduced, however, if the allocable cost of the interest in the underlying guaranteed securities is in excess of the note’s allocable portion of the “adjusted issue price” of such underlying guaranteed securities, approximately in proportion to the ratio which such excess bears to the note’s allocable portion of the original issue discount remaining to be accrued on such underlying guaranteed securities. The adjusted issue price of the underlying guaranteed securities on any given day would equal the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the underlying guaranteed securities at the beginning of the accrual period including that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day; the adjusted issue price of the underlying guaranteed securities at the beginning of any accrual period would equal the issue price of the underlying guaranteed securities, increased by the aggregate amount of original issue discount accrued with respect to the underlying guaranteed securities in prior accrual periods, and reduced by the amount of any payments of amounts included in stated redemption price made on the underlying guaranteed securities in prior accrual periods.

Market Discount.  Very generally, a holder of a note may be subject to the market discount rules of the Code to the extent the holder is treated as purchasing an interest in underlying guaranteed securities at a “market discount,” that is, in the case of underlying guaranteed securities issued with original issue discount, at a purchase price less than their adjusted issue price, or in the case of underlying guaranteed securities issued without original issue discount, at a purchase price less than their remaining stated redemption price. If the market discount exceeds a de minimis amount determined in accordance with applicable rules, a holder generally will be required to include in income in each month the allocable amount of the discount that has accrued through that month not previously included in income, but limited to the allocable share of the payment of stated redemption price on the underlying guaranteed securities that is received by (or, in the case of accrual basis holders, due to) the issuing entity in that month. A holder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing rules.

A holder may be required to defer a portion of its share of interest deductions attributable to any indebtedness incurred or continued to purchase or carry an interest in the related underlying guaranteed securities that is considered to have been purchased at a market discount, unless an election has been made to report market discount currently as it accrues. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.

Premium.  Very generally, if a holder of a note is treated as acquiring an interest in underlying guaranteed securities at a premium, that is, at a price in excess of the note’s allocable portion of the remaining stated redemption price of such underlying guaranteed securities, the holder may elect under the Code to amortize such premium using a constant yield method. Amortizable premium is treated as an offset to interest income on such underlying guaranteed securities, rather than as a separate interest deduction.

Sales of Notes.  Very generally, upon a sale or exchange of a note, a holder will recognize gain or loss in an amount equal to the difference between the amount realized for such note and the adjusted basis of such note; to the extent a note is regarded as representing ownership of separate assets, a separate calculation would be required with respect to each such separate asset; each would be deemed sold or exchanged for a portion of the amount realized that was based on its then relative fair market value. In the case of a note held as a capital asset, such gain or loss generally will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a note generally will be an amount equal to its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the note.

Grantor Trust Reporting

The trustee will be responsible for income tax reporting in respect of the issuing entity, and will furnish the noteholders with information from time to time in accordance with the requirements of the trust agreement. Because the timing and amount of income, gain, deduction and loss in respect to the notes are uncertain in various respects, there can be no assurance the IRS will agree with the trustee’s information reports of these items. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to initial holders that purchased notes at the representative initial offering price used in preparing the reports.

Backup Withholding

Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to backup withholding tax if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner.

Foreign Investors in Notes

Subject to certain exceptions applicable to particular types of interest, a holder of a note that is not a United States person for federal income tax purposes and that has no connection to the United States, other than its ownership of a note, generally will not be subject to United States federal income or withholding tax in respect of the notes, provided that the holder complies with applicable identification requirements. These requirements include delivery of a statement signed by the holder under penalties of perjury, providing the name and address of the holder and certifying that the holder is not a United States person.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

State and Other Tax Consequences

In addition to the federal income tax consequences described in “Certain Federal Income Tax Considerations” herein, potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the notes. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the notes.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement plan subject to Title I of ERISA or Section 4975 of the Code, should carefully review with its legal advisors whether the plan’s purchase or holding of any series of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See “ERISA Considerations” in the related prospectus supplement.

Plan of Distribution

The issuing entity may offer and sell the notes of a series in one or more of the following ways:

•	directly to one or more purchasers;

•	through agents; or

•	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the issuing entity or the depositor, and offers and sales of notes may include secondary market transactions by affiliates of the issuing entity or the depositor. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

The issuing entity will specify in a prospectus supplement the terms of each offering, which may include:

•	the name or names of any underwriters or agents,

•	the managing underwriters of any underwriting syndicate,

•	the public offering or purchase price,

•	the net proceeds to the issuing entity from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuing entity, directly or through agents, solicits offers to purchase notes, the issuing entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

The issuing entity may change the public offering price and any discounts or concessions allowed or reallowed or paid to dealers after the initial offering thereof. If indicated in a prospectus supplement, the issuing entity will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

Any underwriter participating in a distribution of securities, including notes offered by the issuing entity, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, will be deemed to be, an “underwriter” of those securities under the Securities Act of 1933, as amended, and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

The depositor or the issuing entity may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with their participation in the distribution of the issuing entity’s notes.

Underwriters and agents participating in the distribution of the issuing entity’s notes, and their controlling persons, may engage in transactions with and perform services for the depositor, the issuing entity or their respective affiliates in the ordinary course of business.

Legal Matters

Certain legal and tax matters will be passed upon by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., as counsel to the depositor. Other counsel, if any, passing upon legal matters for the depositor or any placement agent or underwriter will be identified in the related prospectus supplement.

Securities Ratings

It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for any series of notes will be described in the related prospectus supplement.

A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the underlying guaranteed securities, and the structural, legal and tax aspects associated with the rated notes.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Incorporation of Documents by Reference;

Where to Find More Information

For so long as the issuing entity is subject to the reporting requirements of the Securities Exchange Act of 1934, the trustee, on behalf of the issuing entity, will comply with those requirements by filing with the SEC periodic reports, including reports on Forms 8-K and 10-D, an annual report on Form 10-K, and other information as required under SEC rules and regulations. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We incorporate by reference any distribution reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the issuing entity prior to the termination of the offering of notes. Annual reports of assessment of compliance, attestation reports and statements of compliance will be provided to holders of record of the applicable class of notes upon request free of charge.

Upon request, the trustee will provide you, without charge, a copy of any of its reports on Form 10-D and Form 8-K incorporated by reference upon written or oral request directed to [            ] or by phone at [(            )             -            ].

You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

Glossary of Terms

Some of the terms used in this prospectus are defined below. The trust agreement contains the definition of other terms used in this prospectus and reference is made to the trust agreement for those definitions.

“book-entry form” or “book-entry system” means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities “immobilized” to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

“business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York (or, with respect to any series, any additional city specified in the related series supplement) are authorized or obligated by law or executive order to be closed.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“distribution date” has the meaning described in the related prospectus supplement.

“bankruptcy” means (a) the applicable party shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against the applicable party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

“eligible entity” means any FDIC-insured depository institution, any U.S. bank holding company or financial holding company, and any U.S. savings and loan holding company that either engages only in activities that are permissible for financial holding companies to conduct under section (4)(k) of the Bank Holding Company Act of 1956 (“BHCA”) or has at least one insured depository institution subsidiary that is the subject of an application that was pending on October 13, 2008, pursuant to section 4(c)(8) of the BHCA, or any other affiliate of an insured depository institution that the FDIC, after written request and positive recommendation by the appropriate Federal banking agency, designates as an eligible entity under the TLG Program.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDIC guarantee” means the guarantee by the FDIC under the TLG Program.

“Fitch” means Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

“guarantee” or “guaranteed” means, with respect to a underlying guaranteed security, the guarantee by the FDIC under the TLG Program, providing, among other things, for payment of interest and principal in accordance with the terms of a particular underlying guaranteed security.

“interest accrual period” means, with respect to floating rate notes, for the first distribution date, the period beginning on the closing date and ending on the date specified in a related prospectus supplement, and for any subsequent distribution date, the period beginning on the prior distribution date and ending on the day before such distribution date.

“London banking day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“notes” means the issuing entity’s notes or other obligations issued under the trust agreement.

“Participant” means a member of, or participant in, the depository.

“rating agency” means each of S&P, Fitch and Moody’s and their successors and assigns or any other rating agency requested by the issuing entity to maintain a rating on any of the notes.

“rating confirmation” means a letter from each rating agency then providing a rating for any of the notes at the request of the issuing entity, confirming that the action proposed to be taken by the issuing entity will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw or qualify the ratings then applicable to the notes issued by the issuing entity.

“registered owner” means the person in whose name a note is registered on the note registration books maintained by the trustee.

“revenues” means all amounts received by the trustee or the issuing entity from or on account of any underlying guaranteed security as a recovery of the principal amount thereof, all payments, income, and other proceeds received by the trustee or the issuing entity from or on account of any underlying guaranteed security (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, and all interest earned or gain realized from the investment of amounts in any account).

“S&P” means Standard & Poor’s Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

“series supplement” means an agreement supplemental to the trust agreement relating to a series executed pursuant to the trust agreement.

“TLG Program” means the FDIC Temporary Liquidity Guarantee Program.

“trust agreement” means the trust agreement between the issuing entity and trustee identified in the applicable prospectus supplement, including all supplements and amendments thereto.

“underlying guaranteed security” means a senior unsecured debt obligation issued by an eligible entity that is guaranteed under the TLG Program.

“underlying obligor” means an eligible issuer that issues debt guaranteed under the TLG Program that is acquired by the issuing entity.

Appendix A

Global Clearance, Settlement And

Tax Documentation Procedures

Except in certain limited circumstances, the globally offered notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Clearstream or Euroclear, or other applicable foreign equivalent identified in a prospectus supplement. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

Secondary, cross-market trading between Clearstream or Euroclear and The Depository Trust Company Participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and as The Depository Trust Company Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.

Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to prior asset-backed securities issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between The Depository Trust Company Participants.  Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between The Depository Trust Company Seller and Clearstream or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of The Depository Trust Company Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participants a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

Trading between Clearstream or Euroclear Seller and The Depository Trust Company Purchaser.  Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective depositary, to a Depository Trust Company Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the depositary, as appropriate, to deliver the Global Securities to The Depository Trust Company Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to an excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from any The Depository Trust Company Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) generally will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Exemption For non-U.S. Persons (Form W-8BEN).  Beneficial owners of Global Securities that are non-U.S. Persons may be able to obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption For non-U.S. Persons with Effectively Connected Income (Form W-8ECI).  A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, may be able to obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries.  (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

Exemption For U.S. Persons (Form W-9).  U.S. Persons may be able to obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI generally are effective until the third calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia), or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of the Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000.

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Guaranteed Debt-Backed Notes, Series A

Guaranteed Debt Centralized Issuance Trust

Issuing Entity

Securitized Asset Backed Receivables LLC

Depositor and Sponsor

PROSPECTUS SUPPLEMENT

Barclays Capital

Keefe, Bruyette & Woods

[            ] [•], 200[•]

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering notes in any jurisdiction where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

Until ninety days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, other than underwriting discounts and commissions.

Registration Fee	$39.30
Printing and Engraving Expenses	*
Trustee’s Fees and Expenses	*
Legal Fees and Expenses	*
Blue Sky Fees and Expenses	*
Accountants’ Fees and Expenses	*
Rating Agency Fees	*
Miscellaneous Fees and Expenses	*

Total	*

*	To be provided by Amendment

Item 15.	Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Depositor was formed under the laws of the State of Delaware. The limited liability company agreement of the Depositor provides, in effect, that to the fullest extent permitted by law, the Depositor shall indemnify, hold harmless, protect and defend each of the former or current officers, member and, at the discretion of the member, any current or former delegate, employee or agent of the Depositor, against any losses, claims, damages or liabilities (whether civil, criminal, administrative, investigative or otherwise), including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability, and any judgments, fines or amounts expended in settlement of any claim (whether civil, criminal, administrative, investigative or otherwise) threatened, pending or completed by reason of the fact that such person was a member, officer, delegate, employee, or agent of the company or is or was serving at the request of the Depositor as a director, officer, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise.

The Trust Agreement provides that no director, officer, employee or agent or the Registrant is liable to the issuing entity or the holders of the issuing entity’s securities, except for such person’s own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Trust Agreement provides further that, with the exemptions stated above, a director, officer, employee or agent or the Registrant is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to the Trust Agreement and the related securities of the issuing entity.

Item 16.	Exhibits and Financial Statements

(a) Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Limited Liability Company Agreement.*

3.2	Certificate of Formation of the Registrant (filed as Exhibit 3.1 to Registrant’s Registration Statement (No. 333-108395) on Form S-3 and incorporated herein by reference).

4.1	Form of Trust Agreement.*

4.2	Form of Series Supplement to Trust Agreement.*

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality of the notes.*

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters.*

23.1	Consent of Orrick, Herrington & Sutcliffe LLP with respect to opinion re legality of the notes (included in Exhibit 5.1 hereto).*

23.2	Consent of Orrick, Herrington & Sutcliffe LLP with respect to opinion re federal tax matters (included in Exhibit 8.1 hereto).*

24.1	Powers of Attorney (included on Page II-5).

25.1	Statement of eligibility of trustee.*

*	To be provided by Amendment

Item 17.	Undertakings

(a) Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(B) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Website.

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement I.B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 8, 2009.

SECURITIZED ASSET BACKED RECEIVABLES LLC,
as Depositor

By:	/s/ DIANE RINNOVATORE
Name:	Diane Rinnovatore
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane Rinnovatore, Nimish Mathur and Martin Attea, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and any registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on January 8, 2009 by the following persons in the capacities indicated.

Signature	Capacity

/s/ DIANE RINNOVATORE Diane Rinnovatore	Director, President and Chief Executive Officer

/s/ NIMISH MATHUR Nimish Mathur	Director and Chief Accounting Officer

/s/ MARTIN ATTEA Martin Attea	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Limited Liability Company Agreement.*

3.2	Certificate of Formation of the Registrant (filed as Exhibit 3.1 to Registrant’s Registration Statement (No. 333-108395) on Form S-3 and incorporated herein by reference).

4.1	Form of Trust Agreement.*

4.2	Form of Series Supplement to Trust Agreement.*

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality of the notes.*

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters.*

23.1	Consent of Orrick, Herrington & Sutcliffe LLP with respect to opinion re legality of the notes (included in Exhibit 5.1 hereto).*

23.2	Consent of Orrick, Herrington & Sutcliffe LLP with respect to opinion re federal tax matters (included in Exhibit 8.1 hereto).*

24.1	Powers of Attorney (included on Page II-5).

25.1	Statement of eligibility of trustee.*

*	To be provided by Amendment